As filed with the Securities and Exchange Commission on August 9, 2018

Registration No. 333-226316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CX Network Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7370	32-0538640
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Room 1801, Vanke building, Northwest Hong 7 Road

Hongtupian District, Nancheng Residential District

Dongguan, Guangdong Province, China 523000

+ 86-755-26412816

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

+1 (212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arila Er Zhou, Esq.

Hunter Taubman Fischer & Li LLC

1450 Broadway 26th Floor

New York, New York 10018

(212) 530-2210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,966,667	$0.30	$1,490,000	$185.51
Total	4,966,667	$0.30	$1,490,000	$185.51

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Representing 3,333,333 shares of common stock issued in this offering and the resale by the Selling Stockholders set forth herein of up to 1,633,334 shares of common stock, consisting of (i) 1,080,000 shares of common stock issued upon conversion of a convertible debenture (the “Debenture”) that the Company issued on April 19, 2017 in an aggregate principal amount of $150,000 with a 8% annual interest note that the Company and (ii) 553,334 shares of common stock issued upon conversion of certain promissory note (the “Note”) issued to one investor on March 31, 2017 for an aggregate amount of $83,000, with a 5% annual interest rate.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED AUGUST 9, 2018

Registration Statement No. 333-226316

CX Network Group, Inc.

4,966,667 shares of Common Stock

This is the self-underwritten public offering and resale of shares of common stock of CX Network Group, Inc., a Nevada corporation (the “Company” or “CXKJ”, “we”, “us”), par value $0.0001 per share (“Common Stock”). We may offer and sell (the “Offering”) from time to time up to 3,333,333 shares of our Common Stock (the “Shares”) at a fixed price of $0.30 per share (the “Offering Price”). This prospectus also includes the resale of up to 1,633,334 shares of Common Stock (the “Resale Shares”), consisting of (i) 1,080,000 shares of common stock issued upon conversion of a convertible debenture (the “Debenture”) that the Company issued on April 19, 2017 in an aggregate principal amount of $150,000 with a 8% annual interest note that the Company and (ii) 553,334 shares of common stock issued upon conversion of certain promissory note (the “Note”) issued to one investor on March 31, 2017 for an aggregate amount of $83,000, with a 5% annual interest rate. The selling stockholders named herein will act independently of the Company in making decisions with respect to the timing, manner and size of each sale and may sell common stock from time to time in the principal market on which the stock is traded or in privately negotiated transactions, at prevailing market prices if such prices are available at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices or in a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders. There is no minimum number of Shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares.

In November 2017, though we were granted the trading symbol “CXKJ” by FINRA Department of Market Operations, we lost all market makers and traded on the OTC Grey Market which has limited quotations and marketability of securities. Holders of our common stock found it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock declined. We plan to take the appropriate steps to up-list to the OTCQB Exchange and resume priced quotations with market makers as soon as it is able, however, we cannot assure whether and when we will be successful with respect to this plan. (See, Item 11 - Market Price Of the Company’s Common Stock And Related Stockholder Matters).

The selling stockholders, and any broker-dealer executing sell orders on behalf of the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling stockholder will attempt to sell the Shares pursuant to this registration statement directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and/or controlling stockholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will be offered at a fixed price of $0.30 per share for a period of 180 days from the effective date of this registration statement. The Offering shall terminate on the earlier of (i) the date when we decide to do so prior to the 180th day from the effective date of this registration statement, or (ii) when the Offering is fully subscribed for.

	Offering Price Per Share	Underwriting Discounts and Commissions	Proceeds to Company Before Expenses
Common Stock	$0.30	Not Applicable	$1,000,000
Total	$0.30	Not Applicable	$1,000,000

We may amend or supplement this registration statement from time to time by filing amendments or supplements as required. You should read this entire registration statement and any amendments or supplements carefully before you make your investment decision.

Investing in these shares of Common Stock involves significant risks. See “Risk Factors” beginning on page 8 of this registration statement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this registration statement is August 9, 2018

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this registration statement or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this registration statement. Information contained in this registration statement or in our public reports may become stale. You should not assume that the information contained in this registration statement, any registration statement supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this registration statement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.

The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only prospectus dated hereof, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read the entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case appearing elsewhere in this prospectus.

Unless the context requires otherwise, the words the “Company,” “CXKJ” “we,” “us” or “our” are references to CX Network Group, Inc., a Nevada corporation, its subsidiaries and Chuangxiang Network Technology Limited (“Shenzhen CX”). References to “China” or “PRC” are references to the People’s Republic of China, excluding Hong Kong Special Administrative Region of China, Macau Special Administrative Region of China and the Taiwan Region. References to “RMB” are to Renminbi, the legal currency of China, and all references to “$”, “USD” and dollar are to the U.S. dollar, the legal currency of the United States. References to “BVI” are references to the British Virgin Islands.

All market and industry data provided in this registration statement represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this registration statement. We are only providing textual reference of the information of market and industry data and the web addresses provided in this registration statement is not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

This prospectus contains translations of RMB amounts and Hong Kong Dollar (“HK$”) amount into USD at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the years ended
	September 30,
	2017	2016	2015
Year Ended RMB: USD exchange rate	6.6545	6.6714	6.3564
Year Average RMB: USD exchange rate	6.8126	6.5336	6.3784

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us. Such statements should not be unduly relied upon. When used in this report, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in China, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions. There are important factors that could cause actual results to vary materially from those described in this report as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; SEC regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

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ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES.

Overview

On March 20, 2018, CX Network Group, Inc., a Nevada corporation, (previously known as “mLight Tech Inc.” or “MLGT”, a Florida corporation) (“CXKJ” or the “Company”), Chuangxiang Holdings Inc., a company organized under the laws of the Cayman Islands (“CX Cayman”), and Continent Investment Management Limited, a British Virgin Islands company (“Continent”), and Golden Fish Capital Investment Limited, a British Virgin Islands company (“Golden Fish”, together with “Continent”, the “CX Cayman Stockholders”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which CXKJ acquired 100% of the issued and outstanding equity securities of CX Cayman in exchange for 5,350,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of CXKJ (the “Share Exchange”). As a result of the Share Exchange, CX Cayman became the Company’s wholly-owned subsidiary.

Immediately prior to entering into the Share Exchange Agreement with CX Cayman and stockholders of CX Cayman, we were a shell company with no significant asset or operation. As a result of the Share Exchange, we operate through our PRC affiliated entity, namely Shenzhen CX, located in Shenzhen, China. CX Cayman does not have any substantive operations other than holding CX HK, which in return holding CX Network, who controls Shenzhen CX through certain contractual arrangements.

Our business focuses on development and operation of online dating and mobile gaming products either developed and operated by us, or developed by us but co-operated by third parties; or developed by third parties but co-operated by us.

Our self-developed and self-operated online dating products Little Love (“小恋爱”) and Hotchat (“热聊”) are mobile applications geared towards Chinese singles designed to increase a user’s likelihood of finding a romantic connection. Our mission is to help individuals forge life-long relationships with others that share their interests and values. Through these mobile applications, our users can search for and communicate with other like-minded individuals. Our product creates a virtual community where users can meet, chat and message. We operate location-based social networks for meeting new people on mobile platforms, including on iPhone, Android, iPad and other tablets that facilitate interactions among users and encourage users to connect and chat with each other.

Our online dating mobile platforms monetize through advertising, in-app purchases, and paid subscriptions. The Company offers online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. In the near future, we plan to offer sophisticated data science for highly effective hyper-targeting. The Company is actively seeking the opportunities to works with its advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placements.

Our self-developed mobile gaming application is Eternal Tribe (“永恒部落”) which was launched by us in January 2018. For Eternal Tribe, our users can deposit fund on as needed basis for the in-app purchases. In January 2018, we also launched another mobile gaming applications, Bole Jiangmen Card and Board Game (“博乐江门棋牌”) (“Bole”). For Bole, our users pay for each game that they want to play. Both games are Android-based mobile games developed solely by us to diversify our product portfolio. The revenue from the two mobile games was immaterial for the six months ended March 31, 2018 as the two games were newly launched and we were testing the water for the acceptance and popularity of these two games. We are currently updating Eternal Tribe based on the collected user experiences and market feedbacks and expect to launch an updated version of Eternal Tribe in July 2018. We also plan to engage third parties to co-market and co-operate Eternal Tribe on different platforms and channels. We suspended Bole in April 2018 based on the market responses and limited platforms to launch Bole due to strict regulatory scrutiny of paid board game in China. We plan to focus our limited resources on Eternal Tribe and other games that we are co-developing or co-operating; or about to develop or operate with other parties.

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As China mobile game market continues to grow at rapid pace, our management team believe it is the right time to leverage our expertise in gaming app development to tap into this hot market. While we focus our resource on the development and operation of Eternal Tribe, we have been actively developing co-operation relationship with other developers and operators since March 2018. There are two games that we are currently co-operating with their developers: Magician Hero (“魔纹游戏”) and Shu Mountain Fantasy (“蜀山奇缘”) of which we are responsible for marketing, co-operating and maintenance on the platforms and channels introduced by us. Magician Hero features non-stop-3D real action and battles based on Greek mythology. Shu Mountain Fantasy is a role-playing game of Xian Xia theme based on the period of the fairy magic war, so that users can witness the fall of the fairy tales. We estimate that the revenue of the co-operations with other developers or operators would constitute 19% of our revenue during the three months ended June 30, 2018. We expect that, with a combined self and cooperative development and operation, mobile game become the major force in driving the grown of our company in the future. However, we cannot assure that if the market will change or we will successfully develop or operate mobile games that will attract and sustain a large amount of users, if any at all.

As of March 31, 2018, we had approximately 1,836,678 registered members for Little Love, 118,549 registered members for Hotchat, 7,694 registered members for Eternal Tribe and 785 registered members for Bole.

HISTORICAL EVENTS

Acquisition of Ding King Training Institute, Inc.

On October 31, 2013, MLGT acquired all of the issued and outstanding capital stock of The Ding King Training Institute, Inc. (“Ding King”), an entity controlled by Todd Sudeck (“Sudeck”), our then sole officer and director pursuant to an agreement of exchange and sale of stock dated October 31, 2013. Upon closing of the transactions underlying the exchange agreement, the Company acquired Ding King and Ding King became a wholly-owned subsidiary of the Company.

Securities Purchase Agreement Mr. Huibin Su, Mr. Jiyin Li and Chaoran Zhang

On March 31, 2017, Todd Sudeck entered into a securities purchase agreement (the “SPA”) with Mr. Huibin Su, Mr. Jiyin Li, Mr. Chaoran Zhang (each a “Purchaser” and together, the “Purchasers”) and MLGT pursuant to which the Purchasers acquired an aggregate of 12,000,000 shares of Common Stock (the “SPA Shares”) from Todd Sudeck for an aggregate purchase price of $325,000. The transaction contemplated in the SPA closed on the same day (the “SPA Closing”). The SPA Shares represented approximately 87.17% of then issued and outstanding Common Stock of MLGT. In connection with the SPA Closing, Todd Sudeck, resigned from all his positions with the Company as the President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of the Board of Directors.

Simultaneously with the SPA Closing, Mr. Huibin Su was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and a director of the Board, Mr. Jiyin Li was appointed as the Chairman of the Board, and Mr. Zizhong Huang was appointed as the Company’s Chief Operating Officer, all effective immediately upon SPA Closing.

Disposition of our Wholly-owned Subsidiary, Ding King

On March 31, 2017, MLGT entered into a spin-off with Ding King, an entity controlled by Sudeck, our then sole officer and director, and Sudeck (the “Spin-Off Agreement”). Pursuant to the Spin-Off Agreement, Sudeck received all of the issued and outstanding capital stock of Ding King in exchange for approximately 166,667 shares of Common Stock of the Company owned by Sudeck. Immediately upon and after the closing of the Spin-Off Agreement, Sudeck became the sole equity owner of Ding King and MLGT no long held any equity interest in Ding King.

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Name Change, Domicile Change and Reverse Split

On July 11, 2017, MLGT merged with and into CXKJ (the “Merger”), with CXKJ as the surviving corporation that operates under the name “CX Network Group, Inc.” (the “Name Change”), pursuant to an agreement and plan of merger (the “Merger Agreement”) dated July 3, 2017.

Pursuant to the Merger Agreement, immediately after the effective time of the Merger, the Company’s corporate existence is governed by the laws of the State of Nevada and the Articles of Incorporation and bylaws of CXKJ (the “Domicile Change”), and each outstanding share of MLGT’s common stock, par value $0.0001 per share was converted into 0.0667 outstanding share of common stock of CXKJ, par value $0.0001 per share at a one-for-fifteen reverse split ratio.

The Name Change, Merger and Reverse Split was approved by the Financial Industry Regulatory Authority (“FINRA”) on July 11, 2017 and such corporation actions took effect at the open of business on July 12, 2017. Immediately prior to the effectiveness of the Reverse Split, we had 217,300,000 shares of common stock of MLGT issued and outstanding. Immediately upon the effectiveness of the reverse stock split, we have 14,486,670 shares of Common Stock of CXKJ issued and outstanding.

On August 11, 2017, the Company was notified by FINRA Department of Market Operations (the “Department”) that they did not process the Reverse Split because they believed that the documentation provided by the Company did not support the Company’s request to process a reverse split. In the same letter, the Department notified the Company that they processed the Company’s request of the Merger, the mechanism the Company used to consummate the corporate actions mentioned above. Also in that letter, the Department mentioned that it announced the Reverse Split on July 11, 2017 but subsequently revised the announcement on July 28, 2017. On August 14, 2017, the Company received a notice from the Department that they did not process the symbol change because “there is currently no symbol assigned to the Company.”

On August 16, 2017, the Company appealed the decisions made by the Department as mentioned herein above in connection with Reverse Stock Split, Name Change and Domicile Change (for more information about the corporate actions, refer to the current report on Form 8-K the Company filed on July 12, 2017). On October 3, 2017, a Subcommittee of FINRA’s Uniform Practice Code Committee decided to remand the case to the Department for further review. Subsequently, the Department granted the Company’s application for a symbol change. On November 3, 2017, the trading symbol for the Company was changed to “CXKJ”, effective immediately. The new CUSIP number is 12672T 108.

Acquisition of CX Cayman.

On March 20, 2018, pursuant to the Share Exchange Agreement, CXKJ acquired 100% of the issued and outstanding equity securities of CX Cayman in exchange for 5,350,000 shares of Common Stock of CXKJ. The acquisition was accounted for as a reverse merger and recapitalization effected by an acquisition. CX Cayman is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

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CORPORTE STRUTURE

The corporate structure of the Company is illustrated as follows:

CORPORATE INFORMATION

Our principal executive office is located at Room 1801, Vanke building, Northwest Hong 7 Road, Hongtupian District, Nancheng Residential District, Dongguan, Guangdong Province, China and our telephone number is + 86-769-2303-0265.

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OFFERING SUMMARY

Issuer:	CX Network Group, Inc.

Securities being Offered by us	3,333,333 shares of Common Stock

Securities being offered by Seller Stockholders:

Up to 1,633,334 shares of Common Stock. The Selling Stockholders named herein will act independently of the Company in making decisions with respect to the timing, manner and size of each sale and may sell common stock from time to time in the principal market on which the stock is traded or in privately negotiated transactions, at prevailing market prices if such prices are available at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices or in a combination of such methods of sale. We will not receive any proceeds from the sales by the Selling Stockholders.

Resale Shares include: (i) 1,080,000 shares of common stock issued upon conversion of the Debenture that the Company issued on April 19, 2017 in an aggregate principal amount of $150,000 with a 8% annual interest note that the Company and (ii) 553,334 shares of common stock issued upon conversion of the Note issued to one investors on March 31, 2017 for an aggregate amount of $83,000, with a 5% annual interest rate.

Price per Share:	$0.30

Shares Outstanding immediately prior to the Offering	20,916,670 shares of Common Stock

Shares Outstanding following the consummation of the Offering:	24,250,003 shares of Common Stock

Amount of the Offering:	up to $1,000,000

Symbol:

Common Stock currently trades on the OTC Grey Market, under the CXKJ.

We plan to apply to list our Common Stock on the OTCQB promptly after the date the registration statement goes effective. We cannot guarantee that our securities will be approved for quoting on OTCQB. We cannot assure you that our securities will continue to be quoted on OTCBB after this offering.”

Transfer Agent:	VStock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598

Use of Proceeds	We estimate that we will receive net proceeds from this Offering of up to $1,000,000. We currently intend to use the net proceeds we receive from this Offering for general corporate purposes. We will not receive any proceeds from the sale of shares by the Selling Stockholders. See the “Use of Proceeds” section beginning on page 25.

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Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on Page 8.

Plan of Distribution	The Resale Shares may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

Dividend Policy:	We have no present plan to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Information

The following information as of September 30, 2017 and 2016 and for years in then ended have been derived from our audited financial statements which appear elsewhere in this prospectus. The information at September 30, 2017 and 2016 and for the three months ended March 31, 2018 and 2017 and for the six months ended March 31, 2018 and 2017 has been derived from our unaudited financing statements which appear elsewhere in registration statement.

Statement of Operations Information:

The following summary financial data for the fiscal years ended September 30, 2017 and 2016, were derived from the consolidated financial statements of our recently acquired subsidiary, Chuangxiang Holdings Inc., and the interim financial data for the periods ending March 31, 2018 for CX Network Group, Inc. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 52  of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

	Year Ended September 30,		For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2017	2016	2018	2017	2018	2017

Revenues	$174,456	$3,431	$204,330	$15,049	$434,189	$15,389
Cost of Revenues	30,990	15,178	12,004	7,911	33,257	12,443
Gross Profit	143,466	(11,747)	192,326	7,138	400,932	2,946

Total Operating Expenses	741,831	788,995	367,347	101,525	771,014	182,585

Loss from Operations	(598,365)	(800,742)	(175,021)	(94,387)	(370,082)	(179,639)
Oher Income (expenses)	(147,176)	75	99,492	(209)	99,170	(139)
Income Taxes	-	-	-	-	-	-
Net Loss	$(745,541)	$(800,667)	$(75,529)	$(94,596)	$(270,912)	$(179,778)

Other Comprehensive Income (Loss)	-	-	-	-	-	-
Foreign currency translation adjustment	(17,260)	(20,786)	1,128	(457)	(19,129)	1,782

Comprehensive Loss	$(762,801)	$(821,453)	$(74,401)	$(95,053)	$(290,041)	$(177,996)

Income per share (Basic & Diluted)			$(0.01)	$(0.02)	$(0.04)	$(0.03)
Weighted average shares of common stock outstanding (Basic & Diluted)			7,140,487	5,350,000	6,225,568	5,350,000

Balance Sheet Information:

	March 31, 2018	September 30, 2017
Current assets	$56,217	$53,180
Current Liabilities	$537,457	$985,792
Stockholders’ Deficit	$422,236	$797,761

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase, hold or sell our common stock. Our business, financial condition or results of our operations could be materially adversely affected by these risks, if any of them actually occur. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Common Stock could decline and you could lose part or all of your investment.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the Company’s consolidated financial statements, during the fiscal year ended September 30, 2017, the Company incurred a net loss of $745,541, and used cash in operations of $571,636, as of March 31, 2018 and September 30, 2017, the Company’s accumulated deficit was approximately $1,817,000 and $1,546,000, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. In addition, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of September 30, 2017 and 2016 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash and loans from our offices and controlling stockholders to operate our business, and estimates that additional capital will be necessary to support our operations and growth.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

We have a limited operating history, which makes it difficult to predict our future operating results.

Our operating entity, Shenzhen CX commenced its operation in late 2015. As a result of our limited operating history, our ability to accurately forecast our future operating results is limited and subject to a number of uncertainties. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or changed due to changes in our markets, or if we do not address these risks and uncertainties successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

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The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for dating apps and mobile gaming apps is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry for certain applications and services. Some of our competitors may enjoy better competitive positions in certain geographical regions or user demographics that we currently serve or may serve in the future. We expect competition in the online personals business to continue to increase because there are no substantial barriers to entry. We believe our ability to compete depends upon many factors both within and beyond our control, including the following:

●	the size and diversity of our member and paying subscriber bases;

●	the timing and market acceptance of our apps, including the developments and enhancements to those apps and features relative to those offered by our competitors;

●	customer service and support efforts;

●	selling and marketing efforts; and

●	our brand strength in the marketplace relative to our competitors.

We compete with traditional personals services, as well as newspapers, magazines and other traditional media companies that provide personals services. We also compete with a number of large and small companies, including Internet portals and specialty-focused media companies that provide online and offline products and services to the markets we serve. Our principal mobile-based apps competitors include Momo, Tantan, Baobao and others with respect to online dating and Happy Doudizhu, Clash of Clans, Clash Royale, JJ Doudizhu and others with respect to mobile gaming. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies that may allow them to build larger member and paying subscriber bases than ours. Our competitors may develop products or services that are equal or superior to our products and services or that achieve greater market acceptance than our products and services. These activities could attract members and paying subscribers away from our websites and reduce our market share.

In addition, current and potential competitors are making, and are expected to continue to make, strategic acquisitions or establishing cooperatives and, in some cases, establishing exclusive relationships with significant companies or competitors to expand their businesses or to offer more comprehensive products and services. To the extent that these competitors or potential competitors establish exclusive relationships with major portals, search engines and Internet Service Providers, or ISPs, our ability to reach potential members through online advertising may be restricted. Any of these competitors could cause us difficulty in attracting and retaining members and converting members into paying subscribers and could jeopardize our existing affiliate program and relationships with portals, search engines, ISPs and other online properties.

If we fail to stay current with new technologies and trend in online dating and mobile gaming, our applications could become obsolete

We incur significant costs for research and development not only for the creation of new applications, but also for ensuring that our current applications will be compatible with new technologies. If our research and development team fail to upgrade our applications to stay current with new technologies or add new features that are popular for online dating and mobile gaming, our applications could become obsolete, which could result in a material adverse impact on our business and results of operations.

We depend on our key executives, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our key executives. In particular, we are highly dependent upon Mr. Huibin Su, Chief Executive Officer, Chief Financial Officer and director, who has established relationships within the industries we operate. If we lose the services of one or more of our current executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officers, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our suppliers or customers. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

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Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

The technology behind our products contains important intellectual property and know-how, and our ability to compete could be harmed if any such intellectual property and know-how are disclosed to third parties by our engineer.

We regard our trademarks, patents, copyrights and other intellectual property as critical to our success. In particular, we have spent a significant amount of time and resources in developing our online dating and mobile gaming apps and our ability to protect our proprietary rights in connection with our platform and apps is critical for the success of our features and our overall financial performance. We expect to apply for additional patents, copyrights, trademarks and domains as we continue the development of our platform. However, we cannot assure you that our measures will be sufficient to protect our proprietary information and intellectual property.

If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to provide enhancements and new features for our existing services or new services that achieve market acceptance or that keep pace with rapid technological developments, our business could be adversely affected. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of such enhancements, features or services. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to operate on a variety of systems, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, mobile operating systems such as iOS and Android, and other software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises experienced by our competitors, by our future customers or by us may lead to public disclosures, which could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new future customers, or cause such future customers to elect not to renew their agreements with us. As we expand into new verticals and regions, we will need to comply with these and other new requirements. If we cannot comply or if we incur a violation in one or more of these requirements, our growth could be adversely impacted, and we could incur significant liability.

We cannot accurately predict new subscription or expansion rates and the impact these rates may have on our future revenue and operating results.

At present we have few customers and little revenue. In order for us to improve our operating results and continue to grow our business, it is important that we attract new subscribers and expand in-app purchases for existing subscribers. To the extent we are successful in increasing our subscriber base, we could incur increased losses because costs associated with new subscribers are generally incurred up front, while revenue will be recognized ratably over the term of our subscription services. Alternatively, to the extent we are unsuccessful in increasing our subscriber base, we could also incur increased losses as costs associated with marketing programs and new products intended to attract new subscribers would not be offset by incremental revenue and cash flow. Furthermore, if our future subscribers do not expand their in-app purchases, our revenue may grow more slowly than we expect. All of these factors can negatively impact our future revenue and operating results.

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If we fail to effectively manage our technical operations infrastructure, our users may experience service outages and delays in the further deployment of our applications, which may adversely affect our business.

We have experienced significant growth in the number of users and the amount of data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our users. We also seek to maintain excess capacity to facilitate the rapid provisioning of new user deployments and the expansion of existing user deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our services. However, the provision of new hosting infrastructure requires significant lead-time. We have experienced, and may in the future experience, network disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time, which may harm our reputation and operating results. Furthermore, if we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our revenue.

We focus on product innovation and user engagement rather than short-term operating results.

We focus heavily on developing and launching new and innovative products and features, as well as on improving the user experience for our services. We also focus on growing the number of our users and paying organizations through direct field sales, direct inside sales, indirect channel sales and through word-of-mouth by individual users, some of whom use our services at no cost. We prioritize innovation and the experience for users on our platform, as well as the growth of our user base, over short-term operating results. We frequently make product and service decisions that may reduce our short-term operating results if we believe that the decisions are consistent with our goals to improve the user experience and to develop innovative features that we feel our users’ desire. These decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that we expect.

If the prices for our subscription and in-app purchases are unacceptable to our subscribers, our operating results will be harmed.

As the market for online dating and mobile gaming matures, or as new or existing competitors introduce new applications or features that compete with ours, we may experience pricing pressure and lose existing subscribers or attract new subscribers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin and operating results.

Business evaluation is difficult because we have not yet commenced significant business activities.

We are still a company in development stage and to date only have developed four mobile apps.

As of March 31, 2018 and September 30, 2017, the Company’s accumulated deficit was approximately $1,817,000 and $1,546,000, respectively.

You cannot evaluate our business or our future prospects due to our lack of operating history. As the date hereof, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

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Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from our operations, we will not be able to continue operations.

The lack of public company experience of our officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our officers and directors, have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our officers and directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Our executive officers do not reside in the United States.

Our executive Officers do not reside in the United States. The U.S. stockholders would face difficulty in:

●	effecting service of process within the United States on our Officers;

●	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;

●	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and

●	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

We have identified multiple material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act. As disclosed elsewhere in this prospectus, we identified material weaknesses in our internal control over financial reporting primarily as a result of lack of sufficient and adequately trained internal accounting and finance personnel with appropriate understanding of U.S. GAAP and SEC reporting requirement, lack of sufficient methods to promptly discover and identify the failure by its previous transfer agent to follow our instruction to deposit treasury shares and reserve shares underlying the Debenture and related financial impact of such failure, lack of segregation of duties within significant accounts, and lack of a functioning audit committee and a majority of outside directors on the Company’s board of director, and concluded that neither our disclosure controls and procedures nor our internal control over financial reporting were effective as of March 31, 2018. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective based on criteria set forth by the Committee of Sponsoring Organization of the Treadway Commission in Internal Control-An Integrated Framework (2013). We are actively engaged in developing a remediation plan designed to address these material weaknesses. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

RISKS RELATING TO OUR SECURITIES

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

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Because of our lack of operations and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the current lack of substantial development. We have only generated modest revenues to date, and there is little likelihood that we will realize any significant profits in the short term. Since we are still a development stage company, we will have to raise monies for our operations through the sale of our equity securities or debt in order to continue our business operations.

Concentration of ownership of our common stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

As of the date hereof, our executive officers and directors, and entities associated and affiliated with our executive officers and directors, in the aggregate, beneficially own shares representing approximately 84.11% of our outstanding common stock. As a result, if these stockholders were to choose to act together, they may have the ability to significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, could substantially influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership may:

●	delay, defer or prevent a change in control;

●	entrench our management or the board of directors; or

●	impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.

Some of these persons or entities may have interests different than yours. For example, because many of these stockholders purchased their shares at prices substantially below the price at which shares are being sold in this offering and have held their shares for a longer period, they may be more interested in selling our company to an acquirer than other investors or they may want us to pursue strategies that deviate from the interests of other stockholders.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of preferred and/or common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

The market for Penny Stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and, (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our common shares are subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a “penny stock” to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our common shares are currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

Trading in our stock is limited by the lack of market makers and FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In November 2017, though we were granted the trading symbol CXKJ by the FINRA Department of Market Operations, we lost all market makers and traded on the OTC Grey Market which has limited quotations and marketability of securities. Holders of our common stock found it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock declined. We plan to take the appropriate steps to up-list to the OTCQB Exchange and resume priced quotations with market makers as soon as it is able, however, we cannot assure whether and when we will be successful with respect to this plan.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Trading on the OTC Market may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is listed on the OTC Grey Market operated by OTC Markets Group Inc. Trading in stock quoted on the OTC is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Market is not a stock exchange, and trading of securities on the OTC Market is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like NYSE. Accordingly, stockholders may have difficulty reselling any of the shares. At this time, there is no bid for our shares in the market, and there has been virtually limited trading in our shares for more than six months.

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to promote our applications and develop new applications and add-on features to our existing applications; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future. Investors seeking dividend income or liquidity should not invest in our shares.

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Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Board of Directors has the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such stockholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Grey Market and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Our officers and/or directors or entities controlled by our employees, officers and/or directors will control a majority of the shares of our common stock, decreasing your influence on stockholder decisions.

As of the date of this registration statement, our officers or directors, or entities controlled by our employees, officers and/or directors will, in the aggregate, beneficially own approximately 84% of our outstanding shares of Common Stock. As a result, our employees, officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to stockholders for approval. These stockholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company. These actions may be taken even if they are opposed by our other stockholders.

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RISKS RELATING TO OUR CORPORATE STRUCTURE

Our mobile app development business is subject to extensive regulation in China. If the PRC government finds that the contractual arrangement that establishes our corporate structure for operating our business does not comply with applicable PRC laws and regulations, we could be subject to severe penalties.

Our mobile app development business is subject to extensive regulations in China. The Chinese government regulates various aspects of our business and operations, such as mobile app content, subscribing methods, subscription fees and etc. The laws and regulations applicable to the online dating sector are subject to frequent change, and new laws and regulations may be adopted, some of which may have a negative effect on our business, either retroactively or prospectively.

If our ownership structure and contractual arrangements are found to be in violation of any PRC laws or regulations, or if we are found to be required but failed to obtain any of the permits or approvals for our mobile apps development business, the relevant PRC regulatory authorities, including the Cyberspace Administration of China or the CAC, which regulates the mobile app service industry in China, Ministry of Commerce of PRC, or the MOFCOM, which regulates the foreign investment in China would have broad discretion in imposing fines or punishments upon us for such violations, including:

●	revoking the business and operating licenses of Shenzhen CX;

●	discontinuing or restricting any related-party transactions between Shenzhen CX and our affiliated entities;

●	imposing fines and penalties, or imposing additional requirements for our operations which we, Shenzhen CX or our affiliated entities may not be able to comply with;

●	revoking the preferential tax treatment available to us;

●	requiring us to restructure the ownership and control structure; or

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China, particularly the expansion of our business through strategic acquisitions.

As of the date of this registration statement, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of internet companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us or any other companies in the future. If any of the above fines or punishments is imposed on us, our business, financial condition and results of operations could be materially and adversely affected.

We rely on contractual arrangements with Shenzhen CX and its stockholders for our operations in China, which may not be as effective in providing control as direct ownership.

We have relied and expect to continue to rely on the contractual arrangements with Shenzhen CX and its stockholders to operate our mobile app development business. For a description of these contractual arrangements, see “Item 11 – Corporate History.” However, these contractual arrangements may not be as effective as direct equity ownership in providing us with control over Shenzhen CX. Any failure by our affiliated entities, including Shenzhen CX and the stockholders of Shenzhen CX, to perform their obligations under the contractual arrangements would have a material adverse effect on the consolidated financial position and consolidated financial performance of our company. For example, the contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In addition, if the legal structure and the contractual arrangements were found to be in violation of any existing or future PRC laws and regulations, we may be subject to fines or other legal or administrative sanctions.

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If the imposition of government actions causes us to lose our right to direct the activities of our affiliated entities or our right to receive substantially all the economic benefits and residual returns from our affiliated entities and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our affiliated entities.

Contractual arrangements between our affiliated entities and us may be subject to scrutiny by the PRC tax authorities and a finding that we or our affiliated entities owe additional taxes could materially reduce our net income and the value of your investment.

Under PRC laws and regulations, transactions between related parties should be conducted on an arm’s-length basis and may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our subsidiary in the PRC, our affiliated entities and the stockholder of Shenzhen CX are not conducted on an arm’s-length basis and adjust the income of our affiliated entities through the transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in, for PRC tax purposes, increased tax liabilities of our affiliated entities. In addition, the PRC tax authorities may require us to disgorge our prior tax benefits, and require us to pay additional taxes for prior tax years and impose late payment fees and other penalties on our affiliated entities for underpayment of prior taxes. To date, similar contractual arrangements have been used by many public companies, including companies listed in the United States, and, to our knowledge, the PRC tax authorities have not imposed any material penalties on those companies. However, we cannot assure you that such penalties will not be imposed on any other companies or us in the future. Our net income may be harmed if the tax liabilities of our affiliated entities materially increase or if they are found to be subject to additional tax obligations, late payment fees or other penalties.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entities and the stockholders of Shenzhen CX. As part of these arrangements, substantially all of our assets that are important to the operation of our business are held by our affiliated entities. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our ordinary shares.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant Administration of Industry and Commerce.

In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or affiliated entities. If any employee obtains, misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

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RISKS RELATING TO DOING BUSINESS IN CHINA

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC’s government promulgated the labor contract law of the PRC, which became effective on January 1, 2008 and was subsequently amended on December 28, 2012. The labor contract law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, the law requires certain terminations be based upon seniority and not merit. In the event that we decide to significantly change or decrease our workforce, the labor contract law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

We may be exposed to liabilities under the foreign corrupt practices act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. foreign corrupt practices act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants of our company, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which will prohibit the offering or giving of anything of value to governmental officials or third parties, directly or indirectly, for the purpose of obtaining or retaining business. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants of our company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC’s legal system could adversely affect us.

We conduct a substantial amount of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to the operative joint venture enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because some of these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

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We are a holding company and we rely on funding for dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.

We are a holding company incorporated in Nevada and we operate our core businesses through our subsidiaries in the PRC. Therefore, the availability of funds for us to pay dividends to our stockholders and to service our indebtedness depends upon dividends received from such PRC subsidiaries. The ability of our subsidiaries to pay dividends and make payments on intercompany loans or advances to their stockholders is subject to, among other things, distributable earnings, cash flow conditions, restrictions contained in the articles of association of our subsidiaries, joint-venture contracts, applicable laws and restrictions contained in the debt instruments of such subsidiaries. If our subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary entered into or may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. Further, starting from January 1, 2008, dividends paid by our PRC subsidiaries to their non-PRC parent companies will be subject to a 10% withholding tax, unless there is a tax treaty between the PRC and the jurisdiction in which the overseas parent company is incorporated, which specifically exempts or reduces such withholding tax. Pursuant to a double tax treaty between Hong Kong and the PRC, if the non-PRC parent company is a Hong Kong resident and directly holds a 25% or more interest in the PRC enterprise, such withholding tax rate may be lowered to 5%. These restrictions on the availability of our funding may impact our ability to pay dividends to our stockholders and to service our indebtedness.

In addition, the PRC government imposes controls on the convertibility of the renminbi, or “RMB” into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

Our business may be materially and adversely affected if any of our PRC subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The enterprise bankruptcy law of the PRC, or the bankruptcy law, came into effect on June 1, 2007. The bankruptcy law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s provisions for administration of foreign exchange relating to inbound direct investment by foreign investors, effective on June 10, 2015, if our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, prior approval from the safe for remittance of foreign exchange to our stockholders abroad is no longer required, but we still need to conduct a registration process with the SAFE designated commercial bank. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE designated commercial bank.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our Offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Common Stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

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Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the people’s bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

It may be difficult to effect service of process and enforcement of legal judgments upon our Company and our officers and directors because they reside outside the United States.

Our operations are based in China and all of our assets are located in China. In addition, a majority of our directors and officers reside in China. As a result, service of process on the Company and such foreign directors and officers may be difficult or impossible to effect within the United States. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of the judgment of courts. As a result, recognition and enforcement in China of judgments of a court in any of these jurisdictions may be difficult or impossible.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the notice on relevant issues relating to domestic resident’s investment and financing and roundtrip investment through special purpose vehicles (“SPV(s)”), or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their safe registrations when the offshore SPV undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).On February 28, 2015, SAFE issued a notice according to which the aforesaid PRC residents or entities are no longer required to register with SAFE or its local branch, instead the aforesaid PRC residents or entities need to register with local banks. Failure by an individual to comply with the required SAFE registration and updating requirements described above may result in penalties up to RMB50, 000 imposed on such individual and restrictions being imposed on the foreign exchange activities of the PRC subsidiaries of such offshore SPV, including increasing the registered capital of, payment of dividends and other distributions to, and receiving capital injections for the offshore SPV. Failure to comply with Notice 37 may also subject relevant PRC residents or the PRC subsidiaries of such offshore SPV to penalties under PRC foreign exchange administration regulations for evasion of applicable foreign exchange restrictions. These risks could in the future have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the individual foreign exchange rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the implementation rules of the administrative measures for individual foreign exchange promulgated by safe in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the individual foreign exchange rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with safe provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

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We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the individual foreign exchange rules.

It is uncertain how the individual foreign exchange rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

Because our funds are held in banks that do not provide insurance, the failure of any bank in which we deposit our funds may affect our ability to continue to operate.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash may impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue to operate.

If we are unable to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type that would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. We have not obtained fire, casualty and theft insurance, and there is no insurance coverage for our raw materials, goods and merchandise, furniture or buildings in China. Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our Victory Plaza due to fire, severe weather, flood or other causes, and such damage or loss may have a material adverse effect on our financial condition, business and prospects.

Under the new enterprise income tax law, we may be classified as a “resident enterprise” of China. Such classification may result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed a new enterprise income tax law, or the new EIT law, which became effective on January 1, 2008. Under the new EIT law, an enterprise established outside of China with de facto management bodies within China is considered a resident enterprise, meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the new EIT law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a circular issued by the state administration of taxation on April 22, 2009 clarified that dividends and other income paid by such resident enterprises will be considered to be the PRC’s source income and subject to the PRC’s withholding tax. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC’s tax authorities.

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Although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC’s tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC’s tax authorities determine that we are a resident enterprise for the PRC’s enterprise income tax purposes, a number of unfavorable PRC tax consequences may follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as the PRC’s enterprise income tax reporting obligations. This would also mean that income such as interest on offering proceeds and non-China source income would be subject to the PRC’s enterprise income tax at a rate of 25%. Second, although under the new EIT law and its implementing rules, dividends paid to us from our PRC subsidiary would qualify as tax-exempt income, we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC authorities responsible for enforcing the withholding tax have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for the PRC’s enterprise income tax purposes. Finally, dividends paid to stockholders with respect to their shares of our Common Stock or any gains realized from transfer of such shares may generally be subject to the PRC’s withholding taxes on such dividends or gains at a rate of 10% if the stockholders are deemed to be non-resident enterprises or at a rate of 20% if the stockholders are deemed to be non-resident individuals. In addition, any gain realized on the transfer of shares of our common stock by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If dividends payable to our non-PRC investors or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may decline significantly.

We and our stockholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to a notice, or Circular 698, issued by the State Administration of Taxation, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company, and such overseas holding company is located in a tax jurisdiction that: (1) has an effective tax rate less than 12.5%; or (2) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, currently at a rate of 10%. In 2015, the State Administration of Taxation issued a circular, known as Circular 7, which replaced or supplemented certain previous rules under Circular 698. Circular 7 sets out a wider scope of indirect transfer of PRC assets that might be subject to PRC enterprise income tax, and more detailed guidelines on the circumstances when such indirect transfer is considered to lack a bona fide commercial purpose and thus regarded as avoiding PRC tax. The conditional reporting obligation of the non-PRC investor under Circular 698 is replaced by a voluntary reporting by the transferor, the transferee or the underlying PRC resident enterprise being transferred. Furthermore, if the indirect transfer is subject to PRC enterprise income tax, the transferee has an obligation to withhold tax from the sale proceeds, unless the transferor reports the transaction to the PRC tax authority under Circular 7. Late payment of applicable tax will subject the transferor to default interest. Gains derived from the sale of shares by investors through a public stock exchange are not subject to the PRC enterprise income tax pursuant to Circular 7 where such shares were acquired in a transaction through a public stock exchange. Circular 698 was abolished by an announcement promulgated by the State Administration of Taxation in October 2017 and effective from December 1, 2017, or SAT Circular 37, which, among others, provides specific provisions on matters concerning withholding of income tax of non-resident enterprises at source.

As newly implemented, there is uncertainty as to the application of Circular 7 and SAT Circular 37, both of which may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing regarding the transactions and request our PRC subsidiaries to assist in the filing. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Circular 7, and may be required to expend valuable resources to comply with Circular 7 or to establish that we and our non-resident enterprises should not be taxed under Circular 7, for our previous and future restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

The PRC government may issue further restrictive measures in the future.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations, which could further adversely affect our business and prospects.

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If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our Common Stock and our ability to access U.S. capital markets.

Interpretation of PRC laws and regulations involves uncertainty.

Our core business is conducted within China and is governed by PRC’s laws and regulations. The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect. Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation in China may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of entitlements under our permits and other statutory and contractual rights and interests.

RISKS RELATING TO THIS OFFERING

Because there is no minimum number of shares that we must sell in this offering, we may not raise sufficient capital to implement our planned business and your entire investment could be lost.

We are offering up to 3,333,333 shares of Common Stock on a “best-efforts basis” and there is no minimum number of securities that we must sell. Funds raised pursuant to this offering will not be held in any escrow account and all funds raised regardless of the amount will be available to us. We may close this offering having raised substantially less than $1,000,000, which could leave us without capital to fund our near or longer term operations. In the event that we do not raise sufficient capital to implement our planned operations, your entire investment could be lost.

The price of the Common Stock and other terms of this Offering have been determined by us.

If you purchase our Common Stock in this Offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us. The offering price for our Common Stock may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Common Stock that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Common Stock.

You will experience immediate and substantial dilution as a result of this Offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this Offering. After giving effect to the sale by us of up to 3,333,333 shares of Common Stock offered in this Offering, investors in this Offering can expect an immediate dilution of $(0.003) per share, or (14%) at the public offering price.

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Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technology.

We may seek additional funding through a combination of equity offerings, debt financings, collaborations, licensing arrangements, strategic alliances and marketing or distribution arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our Common Stock. The incurrence of additional indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations, and could also result in certain additional restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. In addition, issuance of additional equity securities, or the possibility of such issuance, may cause the market price of our Common Stock to decline. In the event that we enter into collaborations or licensing arrangements to raise capital, we may be required to accept unfavorable terms, including relinquishing or licensing to a third party on unfavorable terms of our rights to technology or product candidates that we otherwise would seek to develop or commercialize ourselves or potentially reserve for future potential arrangements when we might be able to achieve more favorable terms.

Resales of our Common Stock in the public market during this Offering by the Selling Stockholders or investors in this Offering may cause the market price of our Common Stock to fall.

Sales of Resale Shares, as well as the issuance of Common Stock in this Offering could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings.  In turn, these resales could have the effect of depressing the market price for our Common Stock.

Our management will have broad discretion in how we use the net proceeds of this offering.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this registration statement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including but not limited to “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plans,” “potential,” “predict,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this registration statement, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

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You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this registration statement. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this registration statement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this registration statement to conform our statements to actual results or changed expectations.

ITEM 4. USE OF PROCEEDS.

Our Offering is being made on a self-underwritten basis: no minimum number of Shares must be sold in order for the offering to proceed. The Offering Price per Share is $0.30 and we intend to sell up to 1,000,000 Shares for a total of $300,000.

We intend to use the net proceeds to us from this offering for general corporate purposes.

We will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Offering Price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering Price, we took into consideration our cash on hand and the amount of money we would need to implement our renovation plan. Accordingly, the Offering Price should not be considered an indication of the actual value of the securities.

ITEM 6. DILUTION

The price of the current offering is fixed at $0.30 per share. Dilution represents the difference between the Offering Price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following compare the differences of your investment in our shares with the investment of our existing stockholders.

As of the year ended September 30, 2017, the net negative tangible book value of our shares of Common Stock was $(797,761) or $(0.15) per share based upon 5,350,000 shares outstanding. As of the period ended March 31, 2018, the net negative tangible book value of our shares of Common Stock was $(422,236) or $(0.021) per share based upon 19,836,670 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net negative tangible book value of the 23,170,003 shares to be outstanding will be approximately $(0.018) per share. The net negative tangible book value of the shares held by our existing stockholder will be decreased by $(0.003) per share without any additional investment on their part.

After completion of this offering, if 3,333,333 shares are sold, investors in the offering will own 14% of the total number of shares then outstanding for which they will have made cash investment of $1,000,000, or $0.30 per share. Both the 14% ownership and $1,000,000 cash investment are in the aggregate. Our existing stockholders will own 86% of the total number of shares then outstanding, for which he has made contributions of cash totaling $1,433,072 or approximately $0.072 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net negative tangible book value of the 22,336,670 shares to be outstanding will be approximately $(0.019) per share. The net negative tangible book value of the shares held by our existing stockholder will be decreased by $(0.002) to $(0.019) per share without any additional investment on their part.

After completion of this offering investors in the offering will own 11% of the total number of shares then outstanding for which they will have made cash investment of $750,000, or $0.30 per share. Both the 11% ownership and $750,000 cash investment are in the aggregate. Our existing stockholder will own 89% of the total number of shares then outstanding, for which he has made contributions of cash totaling $1,433,072 or $0.072 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,666,667 shares are sold, the net negative tangible book value of the 21,503,337 shares to be outstanding will be approximately $(0.020) per share. The net negative tangible book value of the shares held by our existing stockholder will be decreased by $(0.001) per share without any additional investment on their part.

After completion of this offering investors in the offering will own 8% of the total number of shares then outstanding for which they will have made cash investment of $500,000, or $0.30 per share. Both the 8% ownership and $500,000 cash investment are in the aggregate. Our existing sole stockholder will own 92% of the total number of shares then outstanding, for which he has made contributions of cash totaling $1,433,072 or $0.072 per share.

If 30% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net negative tangible book value of the 20,836,670 shares to be outstanding will be approximately $(0.020) per share. The net negative tangible book value of the shares held by our existing stockholder will be decreased by $(0.001) per share without any additional investment on their part.

After completion of this offering investors in the offering will own 5% of the total number of shares then outstanding for which they will have made cash investment of $300,000, or $0.30 per share. Both the 5% ownership and $300,000 cash investment are in the aggregate. Our existing sole stockholder will own 95% of the total number of shares then outstanding, for which he has made contributions of cash totaling $1,433,072 or $0.072 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 833,333 shares are sold, the net negative tangible book value of the 20,670,003 shares to be outstanding will be approximately $(0.020) per share. The net negative tangible book value of the shares held by our existing stockholder will be decreased by $(0.001) per share without any additional investment on their part.

After completion of this offering investors in the offering will own 4% of the total number of shares then outstanding for which they will have made cash investment of $250,000, or $0.30 per share. Both the 4% ownership and $250,000 cash investment are in the aggregate. Our existing sole stockholder will own 96% of the total number of shares then outstanding, for which he has made contributions of cash totaling $1,433,072 or $0.072 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.30
Net negative tangible book value per share before offering	$(0.021)
Net negative tangible book value per share after offering	$(0.018)
Decrease to present stockholder in net negative tangible book value per share after offering	$(0.003)
Capital contributions	$1,433,072
Number of shares outstanding before the offering	20,916,670
Number of shares after offering assuming the sale of the maximum number of shares	24,250,003
Percentage of ownership after offering	86%

Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.30
Dilution per share	$(0.003)
Capital contributions	$1,000,000
Percentage of capital contributions by existing stockholders	59%
Percentage of capital contributions by new investors	41%
Number of shares after offering held by new investors	3,333,333
Percentage of ownership after offering	14%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.30
Dilution per share	$(0.002)
Capital contributions	$750,000
Percentage of capital contributions by existing stockholders	66%
Percentage of capital contributions by new investors	34%
Number of shares after offering held by new investors	2,500,000
Percentage of ownership after offering	11%

Purchasers of Shares in this Offering if 50% Shares Sold
Price per share	$0.30
Dilution per share	$(0.001)
Capital contributions	$500,000
Percentage of capital contributions by existing stockholders	74%
Percentage of capital contributions by new investors	26%
Number of shares after offering held by new investors	1,666,667
Percentage of ownership after offering	8%

Purchasers of Shares in this Offering if 30% Shares Sold
Price per share	$0.30
Dilution per share	$(0.001)
Capital contributions	$300,000
Percentage of capital contributions by existing stockholders	83%
Percentage of capital contributions by new investors	17%
Number of shares after offering held by new investors	1,000,000
Percentage of ownership after offering	5%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.30
Dilution per share	$(0.001)
Capital contributions	$250,000
Percentage of capital contributions by existing stockholders	85%
Percentage of capital contributions by new investors	15%
Number of shares after offering held by new investors	833,333
Percentage of ownership after offering	4%

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ITEM 7. SELLING STOCKHOLDERS

We are also registering for resale shares of our Common Stock that are issued and outstanding, and held by the Selling Stockholders identified below. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act, provided by Section 4(a)(2) of such Act for issuances not involving any public offering and Regulation S promulgated thereunder. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this prospectus there are shares of Common Stock issued and outstanding.

The following table sets forth:

●	the name of the Selling Stockholders,

●	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

●	the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

We did not engage a placement agent to issue the shares and to the best of our knowledge, none of the Selling Stockholders is a broker dealer or an affiliate of a broker dealer. To the best of our knowledge, none of the Selling Stockholders has any agreement or understanding to distribute any of the shares being registered.

We have not had a material relationship with any of the Selling Stockholders within the last three years.

The address for all Selling Shareholders is Room 1801, Vanke building, Northwest Hong 7 Road, Hongtupian District, Nancheng Residential District, Dongguan, Guangdong Province, China.

Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering (3)	Percentage of Ownership After Offering (4)
Dahuai Zhang	553,334	553,334	0	*
Haiqing Zhu	125,000	125,000	0	*
Wanqun Wan	125,000	125,000	0	*
Jing Zhao	125,000	125,000	0	*
Yingtong Mo	125,000	125,000	0	*
Shaojun Pan	125,000	125,000	0	*
Ruping Xiang	125,000	125,000	0	*
Ping Zhan	125,000	125,000	0	*
Junhao Li	205,000	205,000	0	*

* Represents beneficial ownership of less than one percent of our outstanding shares.

1) Unless otherwise noted, the Selling Stockholder became one of our shareholders because of conversion of the Notes and conversion of the Debenture (and the private transfer thereafter).

2) This number represents (i) 553,334 shares of Common Stock that the Selling Stockholder received upon the conversion of the Note and (ii) 1,080,000 shares of Common Stock that certain Selling Stockholder received pursuant to a private transfer among certain Selling Stockholder and the initial holder of Debenture and the conversion of Debenture (including its accrued interest thereunder).

3) Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering.

4) All Percentages have been rounded up to the nearest one hundredth of one percent.

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ITEM 8. PLAN OF DISTRIBUTION

Offering up to $1,000,000 in shares of our Common Stock

We are offering up to 3,333,333 shares of our common stock on a self-underwritten “best efforts” basis for aggregate gross proceeds of up to $1,000,000 at a fixed price of $0.30 per share, to be issued in one or more closings. Our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. There can be no assurance that the offering will be fully subscribed. Accordingly, we may sell substantially less than $1,000,000 of our shares of common stock, in which case our gross proceeds would be substantially reduced.

We expect to enter into securities purchase or subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into such agreement with us.

This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker/dealer registration set out in Rule 3a4-1 under the Exchange Act, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.

There is no requirement to sell any specific number or dollar amount of securities and we may raise substantially less than the $1,000,000 in common stock offered hereby. Our officers will use their best efforts to sell the securities offered.

Other than the Resale Shares, all shares sold under this registration statement will be sold at a fixed price of $0.30 per share. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

This Offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days. The Offering shall terminate on the earlier of (i) the date when we decide to do so prior to the 180th day from the effective date of this registration statement, or (ii) when the Offering is fully subscribed for. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the offering we will promptly return any funds investors may already have paid.

There is no minimum number of shares that we must sell in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual proceeds to us, if any, may be substantially less than all of the securities offered hereby. As a result, the actual amount of gross proceeds from the sale of shares, if any, might not be sufficient to cover the expenses of the offering. Funds raised pursuant to this offering will not be held in any escrow account and all funds raised regardless of the amount will be immediately available to us. In the event that we do not raise sufficient capital to implement our planned operations, your entire investment could be lost.

Resale of up to 1,633,334 shares of Common Stock by the Selling Stockholders

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. They will act independently of the Company in making decisions with respect to the timing, manner and size of each sale and may sell common stock at prevailing market prices if such prices are available at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices or in a combination of such methods of sale. The Selling Stockholders may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if  all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus and the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the supplement or  amendment to this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

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FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised each Selling Stockholder that it may not use Shares registered on this registration statement to cover short sales of Common Stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act

Penny Stock Considerations

Our shares of common stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

●	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

●	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

●	Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question;

●	Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

●	Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

●	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

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We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $73,197.96 ($197.96 of which has already been paid to cover for the offering expenses).

Blue Sky Restrictions on Resale

When a selling stockholder wants to sell Resale Shares under the prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock. Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales. When this prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the Resale Shares, and such seller’s broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us as instructed in the subscription agreement for acceptance or rejection.

All checks for subscriptions must be made payable to “CX Network Group, Inc.” Failure to do so will result in checks being returned to the subscriber who submitted the check.

Since there is no minimum offering amount, all proceeds will be deposited directly into the Company’s account and become the Company’s property. Once the Offering is complete, then on the closing date, we will issue the Common Stock to purchasers. Unless purchasers instruct us otherwise, we will deliver the shares electronically upon receipt of purchaser funds to the accounts specified by the purchaser, within seven (7) business days upon the closing of the Offering. Purchasers may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital of the Company is 40,000,000 shares of Common Stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

Common Stock

We are authorized to issue 40,000,000 shares of Common Stock, $0.0001 par value per share. As of the date of this report, there are 20,916,670 issued and outstanding. Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

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All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.

At the completion of the Share Exchange, our officers and directors collectively own approximately 84.11% of the outstanding shares of our Common Stock on an undiluted basis.

Anti-Takeover Law

Currently, we have no Nevada stockholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

There were no dividends paid during the years ended September 30 2017 or 2016, and the six months ended March 31, 2018 and 2017.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Legal Matters

Certain legal matters with respect to the shares of Common Stock offered hereby in connection with the certain U.S. federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York 10036.

Experts

The audited consolidated financial statements of CX Network Group, Inc. and Subsidiaries included herein and elsewhere in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accounting firm, for the periods and to the extent set forth in their Report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as expert in accounting and auditing.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS OVERVIEW

On March 16, 2018, CX Network Group, Inc., a Nevada corporation, (previously known as “mLight Tech Inc.” or “MLGT”, a Florida corporation) (“CXKJ” or the “Company”), Chuangxiang Holdings Inc., a company organized under the laws of the Cayman Islands (“CX Cayman”), and Continent Investment Management Limited, a British Virgin Islands company (“Continent”), and Golden Fish Capital Investment Limited, a British Virgin Islands company (“Golden Fish”, together with “Continent”, the “CX Cayman Stockholders”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which CXKJ acquired 100% of the issued and outstanding equity securities of CX Cayman in exchange for 5,350,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of CXKJ (the “Share Exchange”). The Share Exchange was closed on March 20, 2018. As a result of the Share Exchange, CX Cayman became the Company’s wholly-owned subsidiary.

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Immediately prior to entering into the Share Exchange Agreement with CX Cayman and stockholders of CX Cayman, we were a shell company with no significant asset or operation. As a result of the Share Exchange, we operate through our PRC affiliated entity, namely Shenzhen CX, located in Shenzhen, China. CX Cayman does not have any substantive operations other than holding CX HK, which in return holding CX Network, who controls Shenzhen CX through certain contractual arrangements.

All references to the “Company,” “we,” “our” or “us” in this report are to CXKJ and its subsidiaries and Shenzhen CX.

Our business focuses on development and operation of online dating and mobile gaming products either developed and operated by us, or developed by us but co-operated by third parties; or developed by third parties but co-operated by us.

Our self-developed and self-operated online dating products Little Love (“小恋爱”) and Hotchat (“热聊”) are mobile applications geared towards Chinese singles designed to increase a user’s likelihood of finding a romantic connection. Our mission is to help individuals forge life-long relationships with others that share their interests and values. Through these mobile applications, our users can search for and communicate with other like-minded individuals. Our product creates a virtual community where users can meet, chat and message. We operate location-based social networks for meeting new people on mobile platforms, including on iPhone, Android, iPad and other tablets that facilitate interactions among users and encourage users to connect and chat with each other.

Our online dating mobile platforms monetize through advertising, in-app purchases, and paid subscriptions. The Company offers online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. In the near future, we plan to offer sophisticated data science for highly effective hyper-targeting. The Company is actively seeking the opportunities to works with its advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placements.

Our self-developed mobile gaming application is Eternal Tribe (“永恒部落”) which was launched by us in January 2018. For Eternal Tribe, our users can deposit fund on as needed basis for the in-app purchases. In January 2018, we also launched another mobile gaming applications, Bole Jiangmen Card and Board Game (“博乐江门棋牌”) (“Bole”). For Bole, our users pay for each game that they want to play. Both games are Android-based mobile games developed solely by us to diversify our product portfolio. The revenue from the two mobile games was immaterial for the six months ended March 31, 2018 as the two games were newly launched and we were testing the water for the acceptance and popularity of these two games. We are currently updating Eternal Tribe based on the collected user experiences and market feedbacks and expect to launch an updated version of Eternal Tribe in July 2018. We also plan to engage third parties to co-market and co-operate Eternal Tribe on different platforms and channels. We suspended Bole in April 2018 based on the market responses and limited platforms to launch Bole due to strict regulatory scrutiny of paid board game in China. We plan to focus our limited resources on Eternal Tribe and other games that we are co-developing or co-operating; or about to develop or operate with other parties.

As China mobile game market continues to grow at rapid pace, our management team believe it is the right time to leverage our expertise in gaming app development to tap into this hot market. While we focus our resource on the development and operation of Eternal Tribe, we have been actively developing co-operation relationship with other developers and operators since March 2018. There are two games that we are currently co-operating with their developers: Magician Hero (“魔纹游戏”) and Shu Mountain Fantasy (“蜀山奇缘”) of which we are responsible for marketing, co-operating and maintenance on the platforms and channels introduced by us. Magician Hero features non-stop-3D real action and battles based on Greek mythology. Shu Mountain Fantasy is a role-playing game of Xian Xia theme based on the period of the fairy magic war, so that users can witness the fall of the fairy tales. We estimate that the revenue of the co-operations with other developers or operators would constitute 19% of our revenue during the three months ended June 30, 2018. We expect that, with a combined self and co-operative development and operation, mobile game become the major force in driving the grown of our company in the future. However, we cannot assure that if the market will change or we will successfully develop or operate mobile games that will attract and sustain a large amount of users, if any at all.

As of March 31, 2018, we had approximately 1,836,678 registered members for Little Love, 118,549 registered members for Hotchat, 7,694 registered members for Eternal Tribe and 785 registered members for Bole.

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Industry Overview

Our current primary business is in the online dating industry, which we believe fulfills significant needs for single adults looking to meet a companion. Traditional methods such as printed personals advertisements, offline dating services and public gathering places often do not meet the needs of single people. Printed personals advertisements offer individuals limited personal information and interaction before meeting. Offline dating services are time-consuming, expensive and offer a smaller number of potential partners. Public gathering places such as restaurants, bars and other social venues provide a limited opportunity to learn about others prior to an in-person meeting. In contrast, online personals services facilitate interaction between singles by allowing them to screen and communicate with a large number of potential companions before they meet in-person. With features such as detailed personal profiles, email, mobile chat and instant messaging, this medium allows users to communicate with other singles at their convenience and affords them the ability to meet multiple people in an anonymous, convenient and secure setting.

The online personals industry in China has experienced significant growth in recent years. According to 2017 China’s Online Dating & Matchmaking Report, the revenue of China’s online dating & matchmaking sector reached approximately 500 million USD in 2016, accounting for 36.5% of the total revenue of dating & matchmaking market. It is expected that the proportion will expand to 41.7% by 2019. Members of the millennial generation (individuals under 35 years old) tend to have the highest usage of online or mobile personals sites because of the large gender imbalance caused by one-child policy launched by Chinese government back in 1980. (source: http://www.iresearchchina.com/content/details8_31990.html)

Another focus of our business is mobile gaming. According to the 2017 China Mobile Games Market Report, China is the single most important market in the world for mobile games. There are more than 500 million gamers in China, more than the entire population of the United States, which presents a great opportunity for local and global game developers and publishers. Mobile game revenue is the fastest growing segment and is projected to overtake PC online games in 2018, making up 58% of total games revenue in 2021. There were 503 million mobile gamers in 2016, rising to 699 million in 2021. Domestic market size in 2016 was $8.4 billion, rising to $14.4 billion in 2021. The demand for e-sports and the expansion into new genres suitable for core gamers are two of many drivers in the fast-growth mobile games market. The Top 20 of 400+ Android app stores account for 95% of distribution. Market share of new, expensive phones has fallen dramatically to the demand for quality, low-cost Android phones with mid to high-end specs (source data: http://www.cgigc.com.cn).

Our Products

Online Dating Products

Our core subscription online dating services offer single adults a convenient and secure setting for meeting other singles. Users of our mobile applications are encouraged to become registered members and post profiles. Posting a profile is a process in which visitors are asked various questions about themselves, including information such as their tastes in food, hobbies and desired attributes of potential partners. Members may also post photos of themselves. Members can perform detailed searches of other profiles and save their preferences, and their profiles can be viewed by other members. In most cases, for a member to initiate email and instant message communication with others, that member must purchase a subscription and become a subscriber. A subscription affords access to the paying subscribers’ on-site email, mobile chat, and instant messaging systems, enabling such subscribers to communicate with other members and paying subscribers. Our uses make in-app purchases on an on-demand basis. Our users can pay subscription fee on monthly or annual basis to receive discounted prices for in-app purchases and additional or expanded features available only for subscribers. As of September 30, 2017, we had 761,764 users in Little Love and 91,232 users in Hot Chat, respectively. As of March 31, 2018, we had approximately 1,836,678 registered members for Little Love and 118,549 registered members for Hotchat, respectively.

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Little Love (“小恋爱”)

Platform Features. Little Love offers different ways for our users to communicate including:

Private Chat. Users can utilize this feature to share message, voice mail, photos and emojis with each other in a completely private setting.

On-Site Email. We provide all subscribers with private message centers. These personal on-site email boxes offer features such as customizable folders for storing correspondence, the ability to know when sent messages were read, as well as block and ignore functions, which allow paying subscribers to control future messages from specific paying subscribers.

Hot Lists and Favorites. “Hot Lists” enable users to see who is interested in them and to save those favorite members in which they have an interest. Lists include (1) who has viewed their profile, (2) their favorites and (3) who has emailed them. Users can maintain their favorites on a list and add their own customized notes.

Instant Message. Paying subscribers can use our instant messaging system to communicate with other subscribers in real-time. This allows subscribers to communicate directly with another subscriber online at the same time instantly.

People Nearby. “People Nearby” connects users with random nearby locals for chatting and meeting up. This feature allows users to quickly establish connections and increase likelihood of finding someone who has similar interests.

In-App Purchase Store. Our In-App Purchase feature enables users to purchase and give virtual gifts to other users who think they would be compatible with each other. A user can also purchase virtual items to customize and personalize her profile.

Hotchat (“热聊”)

Platform Features. Hotchat offers different ways for our users to establish connections with professional live chat hosts instead of unknown strangers. The live chat between users and hosts are protected by high level of privacy so that our users could feel comfortable and engaged. Although Hotchat offers similar features as Little Love, it primarily focuses on assisting our male users connecting with female live chat hosts.

Mobile Gaming Products

During the three months ended December 31, 2017, our R&D department focused on the development of mobile gaming products. In January 2018, we launched two mobile gaming applications: Eternal Tribe and Bole Jiangmen Card and Board Game. For Eternal Tribe, our users can deposit fund on as needed basis for the in-app purchases and for Bole, our users pay for each game that they want to play. As of March 31, 2018, we had approximately 7,694 registered members for Eternal Tribe and 785 registered members for Bole Card and Board Game, respectively.

Eternal Tribe (“永恒部落”)

The Eternal Tribe is a battle role-playing mobile game (“RPG”). This game, built with unity 3D engine, is designed to bring gamers intense and character-driven narratives, transport them into the most authentic World of Warcraft (“WOW”) environment and allow gamers to live out fantasy epics. Players take command of heroes from various races and have the options to customize their characters in a way similar to WOW. There is also the deluxe edition that offers additional features to help gamers in turn-based battles and give gamers options to waltz their ways through the story campaign and adjust their strategies in extra game modes. The combat system in this game is well-crafted to capture the intense sensation of fantasy warfare, and the unique weapon selection system further enhances the game experience. The abundance of strategic combat options offered by this game makes it well worth a go for fans of tactical RPGs.

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Bole Jiangmen Card and Board Game (“博乐江门棋牌”)

Card Bo-Le Collection is an Android-based puzzle casual mobile game. It is designed to be an online multiplayer game that delivers the thrill of real time friendly competitions. Card Bo-Le Collection has several exciting features including but not limited to the following:

●	a diverse and growing collection of card collectibles.

●	a comprehensive online Frequently Asked Question (“FAQ”) section available in-game for beginners.

●	a smartly designed drag-drop interface.

●	seamless online multiplayer experience, allowing gamers connecting with their friends from around the world.

●	easy-to-use “Invite” and “Compete” features allowing gamers and their friends to enjoy the game anywhere, anytime.

●	tons of in-game trophies, awards, and achievements ready to be earned.

We suspended Bole in April 2018 based on the market responses and limited platforms to launch Bole due to strict regulatory scrutiny of paid board game in China. We cannot assure you if we will launch Bole again or if we do, when we will relaunch Bole.

Other Products

There are two games that we are currently co-operating with their developers: Magician Hero (魔纹游戏) and Shu Mountain Fantasy (蜀山奇缘). Magician Hero features non-stop-3D real action and battles based on Greek mythology. Shu Mountain Fantasy is a role-playing game of Xian Xia theme based on the period of the fairy magic war, so that users can witness the fall of the fairy tales. We are responsible for introducing the games to third parties’ platform or channels, marketing and promotions, operation and maintenance on those platforms or channels introduced by us.

Sales and Marketing

We engage in a variety of marketing activities intended to drive user traffic to our mobile applications and give us the opportunity to introduce our products and services to prospective users. For our online dating apps, we (i) pay various mobile app channels to broadcast our apps to raise awareness of our products and increase their ranking to attract new users, (ii) engage in self-promoting on social media, (iii) advertise our products via our cooperative public platforms, (iv) organize off-line experience events and activities; and (v) we work with Hong Kong Xinglong Entertainment to engage its celebrity Girls Group 1n1 sisters as our product representative and singing the song “Little Love” for our application. With respect to our mobile gaming application which we launched in January 2018, our marketing strategy focus on seeking well known network and platform providers to broadcast the games, improving the products to raise its ranking in appstores, and display advertising to increase the exposure to attract new users.

Commencing in March 2018, we have been actively engaging co-developers or co-operators either to publish, market, or operate Eternal Tribe and other games that we are developing; or to allow other developers to use our LittleLove platform to market and operate their games, or to introduce and operate their games on third parties’ platforms.

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Customer Service

Our call center and email support teams monitor our mobile applications as well as mobile application developed by other companies for fraudulent activity, assist members with billing questions, help members complete personal profiles and answer technical questions. Customer service representatives receive ongoing training in an effort to better personalize the experience for members and paying subscribers who call or email us and to capitalize on upselling opportunities.

Technology

Our internal product teams are focused on the development and maintenance of products in addition to building and managing our software and hardware infrastructure. We intend to continue investing in the development of new products, such as mobile applications, and enhancing the efficiency and functionality of our existing products and infrastructure.

Our network infrastructure and operations are designed to deliver high levels of availability, performance, security and scalability in a cost-effective manner. We operate web and database servers co-located at a third party data center facility in Irvine, California.

Competition

We operate in a highly competitive environment with minimal barriers to entry. We believe the primary competitive factors in creating a community on the Internet are functionality, brand recognition, reputation, critical mass of members, member affinity and loyalty, ease-of-use, quality of service and reliability. We compete with a number of large and small companies, including vertically integrated Internet portals and specialty-focused media companies that provide online and offline products and services to the online dating market we serve. Our principal online dating services competitors include other mobile applications such as Momo, Tantan, Baobao and others. Our principal mobile gaming competitors include other online gaming applications such as Happy Doudizhu, Clash of Clans, Clash Royale, JJ Doudizhu and others. In addition, we face competition from new entrants that have recently offered free and freemium mobile applications such as Feeling.

We believe our ability to compete depends upon many factors both within and beyond our control, including the following:

●	the size and diversity of our member and paying subscriber bases;

●	the timing and market acceptance of our apps, including the developments and enhancements to those apps and features relative to those offered by our competitors;

●	customer service and support efforts;

●	selling and marketing efforts; and

●	our brand strength in the marketplace relative to our competitors.

Corporate History

MLGT was founded in September 2010 to provide software solutions that simplify the management of networked personal computers. MLGT originally planned to develop products to automate network inventory and reporting, diagramming and documentation, problem identification and resolution, and compliance. On September 3, 2010, a total of 12,000,000 shares of Common Stock were issued to our then sole officer and director, Edward Sanders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

The Company became a publicly reporting company pursuant to a Registration Statement on Form S-1 (file No.333-169805), declared effective on December 16, 2010 by the U.S. Securities and Exchange Commission (the “SEC”). Subsequently on January 31, 2011, the Company sold 1,600,000 shares of its Common Stock to 24 stockholders pursuant to the registration statement.

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On February 26, 2013, the Company effectuated a 20-for-1 forward split of its Common Stock, upon which 20,000,000 shares of the Company’s Common Stock were authorized.

On June 7, 2013, our Board of Directors elected Sudeck as President, Secretary, CFO and sole director of the Company and accepted the resignation of Edward Sanders as President and sole director of the Company. On August 1, 2013, Sudeck acquired all of the capital stock of the Company owned by Edward Sanders, consisting of 12,000,000 shares of Common Stock of the Company, which constituted approximately 88.2% of the then total issued and outstanding shares of Common Stock.

Acquisition of Ding King Training Institute, Inc.

On October 31, 2013, MLGT acquired all of the issued and outstanding capital stock of Ding King, an entity controlled by Sudeck, our then sole officer and director pursuant to an agreement of exchange and sale of stock dated October 31, 2013. Upon closing of the transactions underlying the exchange agreement, the Company acquired Ding King and Ding King became a wholly-owned subsidiary of the Company.

Securities Purchase Agreement Mr. Huibin Su, Mr. Jiyin Li and Chaoran Zhang

On March 31, 2017, Sudeck entered into a securities purchase agreement (the “SPA”) with Mr. Huibin Su, Mr. Jiyin Li, Mr. Chaoran Zhang (each a “Purchaser” and together, the “Purchasers”) and MLGT pursuant to which the Purchasers acquired an aggregate of 12,000,000 shares (Pre-split 180,000,000 shares of common stock of MLGT.) of Common Stock (the “SPA Shares”) from Sudeck for an aggregate purchase price of $325,000. The transaction contemplated in the SPA closed on the same day (the “SPA Closing”). The SPA Shares represented approximately 87.17% of then issued and outstanding Common Stock of MLGT. In connection with the SPA Closing, Sudeck, resigned from all his positions with the Company as the President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of the Board of Directors.

Simultaneously with the SPA Closing, Mr. Huibin Su was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and a director of the Board, Mr. Jiyin Li was appointed as the Chairman of the Board, and Mr. Zizhong Huang was appointed as the Company’s Chief Operating Officer, all effective immediately upon SPA Closing.

Disposition of our Wholly-owned Subsidiary, Ding King

On March 31, 2017, MLGT entered into a spin-off with Ding King, and Sudeck (the “Spin-Off Agreement”). Pursuant to the Spin-Off Agreement, Sudeck received all of the issued and outstanding capital stock of Ding King in exchange for approximately 166,667 shares of Common Stock of the Company owned by Sudeck. Immediately upon and after the closing of the Spin-Off Agreement, Sudeck became the sole equity owner of Ding King and MLGT no long holds any equity interest in Ding King.

Issuance and Conversion of the Promissory Notes

Pursuant to the Spin-Off Agreement, MLGT issued the Notes to three holders for an aggregate amount of $133,000, with a 5% annual interest rate. On April 19, 2017, MLGT entered into a note conversion Agreement (the “Conversion Agreement”) with three note holders (the “Converters”) to convert their Notes into the Company’s common stock. Pursuant to the Conversion Agreement, the entire principal amount of the Notes was converted into an aggregate number of approximately 886,668 shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.15 per share (the “Note Conversion”). Upon execution of the Conversion Agreement, all the Converters agreed to waive their rights to receive the payment of accrued and outstanding interest under the Notes as of the date of the Conversion Agreement. We agreed to register the Conversion Shares in this registration statement.

Issuance of Debenture

On April 19, 2017, MLGT entered into a securities purchase agreement (the “Debenture Purchase Agreement”) pursuant to which MLGT issued and sold in a private placement to a non-U.S. person a series A convertible debenture in an aggregate principal amount of $150,000 (the “Debenture”) with a 8% annual interest convertible into shares of Common Stock at price of $0.15 per share. The Debenture Purchase Agreement includes customary representations, warranties and covenants by the parties and customary termination provisions including that, subject to the terms of the Debenture Purchase Agreement, the Debenture Purchase Agreement may be terminated prior to closing by mutual written agreement between the Company and the Purchaser.

Merger, Name Change and Domicile Change

On July 11, 2017, MLGT merged with and into CXKJ (the “Merger”), with CXKJ as the surviving corporation that operates under the name “CX Network Group, Inc.” (the “Name Change”), pursuant to an agreement and plan of merger (the “Merger Agreement”) dated July 3, 2017.

Pursuant to the Merger Agreement, immediately after the effective time of the Merger, the Company’s corporate existence is governed by the laws of the State of Nevada and the Articles of Incorporation and bylaws of CXKJ (the “Domicile Change”), and each outstanding share of MLGT’s common stock, par value $0.0001 per share was converted into 0.0667 outstanding share of common stock of CXKJ, par value $0.0001 per share at a one-for-fifteen reverse split ratio.

The Name Change, Merger and Reverse Split was approved by the Financial Industry Regulatory Authority (“FINRA”) on July 11, 2017 and such corporation actions took effect at the open of business on July 12, 2017. Immediately prior to the effectiveness of the Reverse Split, we had 217,300,000 shares of common stock of MLGT issued and outstanding. Immediately upon the effectiveness of the reverse stock split, we have 14,486,670 shares of Common Stock of CXKJ issued and outstanding.

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On August 11, 2017, the Company was notified by FINRA Department of Market Operations (the “Department”) that they did not process the Reverse Split because they believed that the documentation provided by the Company did not support the Company’s request to process a reverse split. In the same letter, the Department notified the Company that they processed the Company’s request of the Merger, the mechanism the Company used to consummate the corporate actions mentioned above. Also in that letter, the Department mentioned that it announced the Reverse Split on July 11, 2017 but subsequently revised the announcement on July 28, 2017. On August 14, 2017, the Company received a notice from the Department that they did not process the symbol change because “there is currently no symbol assigned to the Company.”

On August 16, 2017, the Company appealed the decisions made by the Department as mentioned herein above in connection with Reverse Stock Split, Name Change and Domicile Change (for more information about the corporate actions, refer to the current report on Form 8-K the Company filed with the SEC on July 12, 2017). On October 3, 2017, a Subcommittee of FINRA’s Uniform Practice Code Committee decided to remand the case to the Department for further review. Subsequently, the Department granted the Company’s application for a symbol change. On November 3, 2017, the trading symbol for the Company was changed to “CXKJ”, effective immediately. The new CUSIP number is 12672T 108.

Acquisition of CX Cayman.

On March 20, 2018, pursuant to the Share Exchange Agreement, CXKJ acquired 100% of the issued and outstanding equity securities of CX Cayman in exchange for 5,350,000 shares of Common Stock of CXKJ. The acquisition was accounted for as a reverse merger and recapitalization effected by an acquisition. CX Cayman is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Principal Terms of the Share Exchange Agreement

On March 20, 2018, the Company, CX Cayman and the stockholders of CX Cayman entered into the Share Exchange Agreement pursuant to which the Company agreed to issue an aggregate of 5,350,000 shares of its Common Stock, representing 26.91% of the issued and outstanding shares of the Company immediately after closing, to CX Cayman’s stockholders in exchange for 100% of the issued and outstanding securities of CX Cayman.

Both the Company and CX Cayman believed that the Share Exchange is in the best interest of their respective stockholders. The Company believed that the Share Exchange would enhance the value of the Company through the acquisition of 100% equity interest in CX Cayman’s viable business, and CX Cayman believed that such transaction would afford CX Cayman access to the U.S. capital market and other possible financial resources. Prior to the execution of the Share Exchange Agreement, there is material relationship had existed between the Company and CX Cayman that the stockholders of CX Cayman are stockholders and officers and/or directors of CXKJ. As a result of the execution of the Share Exchange Agreement, Mr. Huibin Su and Mr. Jiyin Li collectively hold 16,683,334 shares of Common Stock of CXKJ, representing 84.11% equity interest of CXKJ.

As a result of the Share Exchange, the business of CX Cayman is now our business.

CX Cayman and its operations

CX Cayman does not have any substantive operations other than holding CX HK, which in return holding CX Network, who controls Shenzhen CX through certain contractual arrangements.

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VIE Agreements

In April 2017, Shenzhen Chuangxiang Network Technology (Shenzhen) Limited (“CX Network”), the wholly owned subsidiary of Chuangxiang (Hong Kong) Holdings Limited (“CX HK”), which is the wholly owned subsidiary of CX Cayman, Shenzhen Cuangxiang Network Technology Limited (“Shenzhen CX”) and the stockholders of Shenzhen CX entered into a series of contractual agreements for Shenzhen CX to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of certain Exclusive Technology Consulting Service Agreement dated April 20, 2017, between CX Network and Shenzhen CX (the “Consulting Service Agreement”), CX Network is the exclusive technology consulting service provider to Shenzhen CX to provide research and development support to related software and technology, responsible for computer network equipment, web design, monitor, test and security, in charge of the network maintenance, repair and security; applications development and market study, etc. Pursuant to the Consulting Service Agreement, Shenzhen CX agreed to pay a service fee to CX Network at a range of 90% to 100% of the monthly gross profit of Shenzhen CX based on certain factors set forth in the agreement, and Shenzhen CX agreed not to engage any third party for any of its technology consulting services provided under the agreement without the written consent of CX Network. In addition, Shenzhen CX has agreed not to establish any business cooperation with any third party without a written consent of CX Network and CX Network and/or its affiliates are entitled to a right of first refusal to cooperate with Shenzhen CX under the same conditions. This Agreement is valid for a term of 10 years subject to any extension requested by CX Network unless terminated by CX Network unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to the current report on Form 8-K dated March 23, 2018.

Management Agreement

Pursuant to the terms of certain Management Agreement dated April 20, 2017, among CX Network, Shenzhen CX and the stockholders of Shenzhen CX (the “Management Agreement”), Shenzhen CX has agreed to subject the operations and management of its business to the control of CX Network. According to the Management Agreement, Shenzhen CX is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the CX Network’s written approval. CX Network has agreed to provide necessary financial supports whenever Shenzhen CX has operational difficulties. The stockholders of Shenzhen CX have agreed to transfer any dividends, distributions or any other profits that they receive as the stockholders of Shenzhen CX to CX Network without consideration. This Agreement is valid for a term of 10 years unless terminated earlier by CX Network with a 30-day written notice, provided that CX Network can extend the agreement before its expiration.

The foregoing summary of the Management Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Management Agreement, which is filed as Exhibit 10.2 to the current report on Form 8-K dated March 23, 2018.

Irrevocable Powers of Attorney

The stockholders of Shenzhen CX have each executed an irrevocable power of attorney, dated April 20, 2017, to appoint CX Network as their exclusive attorneys-in-fact to vote on their behalf on all Shenzhen CX’s matters requiring stockholders’ approval. The term of each power of attorney is valid for 10 years but may be extended upon CX Network’s request.

The foregoing summary of the Exclusive Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Exclusive Option Agreement, which is filed as Exhibit 10.3 to the current report on Form 8-K dated March 23, 2018.

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Exclusive Option Agreement

Pursuant to the terms of certain Exclusive Option Agreement dated April 20, 2017, among CX Network, Shenzhen CX, and the stockholders of Shenzhen CX (the “Exclusive Option Agreement”), the stockholders of Shenzhen CX granted CX Network or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Shenzhen CX’s all equity interests and/or assets at a purchase price of RMB 10, 000 subject to an adjustment to the amount equal to 1% of the evaluation of the total equity interest or asset of Shenzhen CX if such evaluation is required under the applicable PRC laws and regulations. The Option is exercisable at any time at CX Network’s discretion in full or in part, to the extent permitted by PRC law. In the event that CX Network chooses to exercise only a portion of the Option, the purchase price shall be determined pro rata based on the portion of the equity interest and assets that CX Network desires to purchase. The Option is transferrable in full or in part by CX Network. Shenzhen CX has agreed without the written consent of CX Network, not to, among others, (i) amend its articles of incorporation; (ii) increase or decrease its registered capital or change its capital structure; (iii) transfer, dispose or pledge its material assets, business, profit or interest; (iv) provide loan or credit to any third party; or (v) enter into material contract or carry any debt out of the ordinary course of business. It further agrees to maintain good standing during the term of the Exclusive Option Agreement. The Exclusive Option Agreements is valid until that it is terminated by CX Network with 30 days written notice or all Shenzhen CX’s equity interest and assets are transferred to CX Network or its third party designee.

The foregoing summary of the Exclusive Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Exclusive Option Agreement, which is filed as Exhibit 10.4 to the current report on Form 8-K dated March 23, 2018.

Equity Pledge Agreement

Pursuant to the terms of certain Equity Pledge Agreement dated April 20, 2017, among CX Network and the stockholders of Shenzhen CX (the “Pledge Agreement”), the stockholders of Shenzhen CX pledged all of their equity interests in Shenzhen CX to CX Network, including the proceeds thereof, to guarantee Shenzhen CX’s performance of its obligations under the Management Agreement, the Consulting Service Agreement and the Exclusive Option Agreement (each, a “Agreement”, collectively, the “Agreements”). If Shenzhen CX or its stockholders breach its respective contractual obligations under any Agreement, or cause to occur one of the events regards as an event of default under any Agreement, CX Network, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Shenzhen CX. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without CX Network’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled unless terminated upon 30 days written notice by CX Network.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.5 to the current report on Form 8-K dated March 23, 2018.

Intellectual Property License Agreement

Pursuant to the terms of certain intellectual property license contract dated April 20, 2017 between the CX Network and Shenzhen CX (the “ IP License Agreement”), the CX Network is entitled to receive (i) a non-assignable, exclusive, and revocable license to certain registered trademarks owned by Shenzhen CX for use in connection with the goods or services approved by Shenzhen CX’s registered trademarks, and (ii) a license to all of Shenzhen CX’s copyrights, use and exploitation rights of Shenzhen CX’s computer software products, including resale rights and rights in and to any and all associated media.

The term of the IP License Agreement is 10 year from April 20, 2017 to April 20, 2027. The IP License Agreement can be renewed subject to a renewal notice from CX Network 2 months prior to its expiration. Additionally, both parties can terminate this IP License Agreement if either party commits a material breach and fails to cure such breach after 10 days of receiving the notice to cure from the other party. The License contains certain quality control requirements, branding and advertising guidelines and approval processes that CX Network is required to maintain.

The foregoing summary of the IP License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the IP License Agreement, which is filed as Exhibit 10.6 to the current report on Form 8-K dated March 23, 2018.

Cure of Over-issuance

In connection with the Share Exchange closed on March 20, 2018, the Company over-issued 3,585 shares of Common Stock to Golden Fish, one of the two shareholders of CX Cayman immediately prior to the closing of the SEA. On June 25, 2018, the Company filed amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized common shares from 20,000,000 to 40,000,000 and subsequently cured the over-issuance of 3,585 shares of Common Stock to Golden Fish. On July 19, 2018, Golden Fish entered into an agreement with the Company to waive any legal claim or indemnification rights it may have under the SEA or as permitted under applicable law in connection with the over-issuance of 3,585 shares of Common from March 20, 2018 until June 25, 2018. On April 21, 2018, the holder of Debenture elected to convert the outstanding principal and interests under the Debenture to shares of Common Stock and on June 25, 2018, the Company issued 1,080,000 converted shares to its transferees. On the same day, the Company entered into a waiver agreement with the holder pursuant to which the holder agrees to waive any legal claim or indemnification rights it may have under the Debenture Agreement and Debenture or as permitted under applicable law in connection with the insufficiency in reservation of underlying common shares in its then authorized capital from March 20, 2018 until June 25, 2018.

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Organization & Subsidiaries

The following diagram illustrates our corporate structure as of the date of this registration statement:

The address of our principal executive offices and corporate offices is Room 1801, Vanke building, Northwest Hong 7 Road, Hongtupian District, Nancheng Residential District, Dongguan, Guangdong Province, China.

Business License

Any company that conducts business in the PRC must have a business license that covers the scope of the business in which such company is engaged. Following the Share Exchange, we conduct our business through our control of Shenzhen CX. Each of CX Network and Shenzhen CX holds a business license that covers its present business. The business license of CX Network was issued in April 2016. The scope of registered business of CX Network includes computer information systems, cloud storage, cloud computing, technology development, technical advice, technology transfer and technical services (excluding restricted and prohibited items, involving license management and other special regulations management, obtaining permission to operate); computer hardware and software, integrated circuit technology development, technical consulting, technology transfer and technical services, computer programming, scientific and technological information consultation (excluding restricted items). (The business license of Shenzhen CX was issued in August 2015. The scope of registered business of Shenzhen CX includes mobile phone software development (excluding limited items), computer software and hardware technology development and sales, economic information consulting, business management consulting (none of the above include restricted items); domestic trade (excluding franchise, Monopoly, Shangkong); import and export business (excluding items prohibited by laws and administrative regulations) and others.

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Employment Laws

We are subject to laws and regulations governing our relationship with our employees including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. These include local labor laws and regulations, which may require substantial resources for compliance.

China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation’s workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed once or the employee has worked for the employer for a consecutive ten-year period.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax (“VAT”) and their implementing rules, all entities and individuals that are engaged in the sale of goods and the provision of value added services in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, enterprises in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year as its statutory general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

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Government Regulation

Our business is regulated by diverse and evolving laws and governmental authorities in China. We are subject to laws and regulations related to Internet communications, privacy, consumer protection, security and data protection, intellectual property rights, commerce, taxation, entertainment, recruiting and advertising. These laws and regulations are becoming more prevalent, and new laws and regulations are under consideration by the Chinese governments. Any failure by us to comply with existing laws and regulations may subject us to liabilities. New laws and regulations governing such matters could be enacted or amendments may be made to existing regulations at any time that could adversely impact our services. Plus, legal uncertainties surrounding Chinese government regulations could increase our costs of doing business, require us to revise our services, prevent us from delivering our services over the Internet or slow the growth of the Internet, any of which could materially adversely affect our business, financial condition and results of operations.

Regulations Regarding Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. Industries listed in the Catalogue are divided into three categories: encouraged, restricted and prohibited. The restricted and prohibited categories combined are also called the negative list for foreign investment entry and will be subject to special administrative measures. Industries not listed in the Catalogue are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

Taxation

PRC Enterprise Income Tax

The PRC Enterprise Income Tax Law, or EIT Law, and its implementation rules provide that from January 1, 2008, a uniform income tax rate of 25% is applied equally to domestic enterprises as well as foreign investment enterprises.

The EIT Law and its implementation rules provide that a withholding tax at the rate of 10% is applicable to dividends and other distributions payable by a PRC resident enterprise to investors who are “non-resident enterprises” (that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant dividend or other distribution is not effectively connected with the establishment or place of business). However, pursuant to the Arrangement between the Mainland and Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective on December 8, 2006, the withholding tax rate for dividends paid by a PRC resident enterprise is 5% if the Hong Kong enterprise owns at least 25% of the capital of the PRC enterprise; otherwise, the dividend withholding tax rate is 10%. According to the Notice of the PRC State Administration of Taxation on Issues relating to the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009 and effective on the same day, the corporate recipient of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. However, if a company is deemed to be a pass-through entity rather than a qualified owner of benefits, it cannot enjoy the favorable tax treatments provided in the tax arrangement. In addition, if transactions or arrangements are deemed by the relevant tax authorities to be entered into mainly for the purpose of enjoying favorable tax treatments under the tax arrangement, such favorable tax treatments may be subject to adjustment by the relevant tax authorities in the future.

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Business Tax and Value-added Tax

Pursuant to the Temporary Regulations on Business Tax, which were promulgated by the State Council on December 13, 1993 and effective on January 1, 1994, as amended on November 10, 2008 and effective January 1, 2009, any entity or individual conducting business in a service industry is generally required to pay business tax at the rate of 5% on the revenues generated from providing such services.

In March 2016, the Ministry of Finance and SAT jointly issued the Pilot Program of Replacing Business Tax with Value-Added Tax (“VAT”) in an All-round Manner, or Circular 36, effective from May 2016, according to which PRC tax authorities have started imposing VAT on revenues from various service sectors, including real estate, construction, financial services and insurance, as well as other lifestyle service sectors, replacing the business tax replacing the business tax that co-existed with VAT for over 20 years. The VAT rates applicable to us may be generally higher than the business tax rate we were subject to prior to the implementation of Circular 36. For example, the VAT rate for sale and leasing of self-developed real estate will be increased from 5% (business rate) to 11%. However, VAT rate for leasing of real estate which was owned by general taxpayer before April 30, 2016, will be reduced to 5%.The PRC Enterprise Income Tax Law, or EIT Law, and its implementation rules provide that from January 1, 2008, a uniform income tax rate of 25% is applied equally to domestic enterprises as well as foreign investment enterprises.

Regulations Regarding Foreign Exchange

Pursuant to the Foreign Currency Administration Rules, as amended, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is freely convertible to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, unless expressly exempted by laws and regulations, still require prior approval from SAFE or its provincial branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside of the PRC. Payments for transactions that take place within the PRC must be made in RMB. Foreign currency revenues received by PRC companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by SAFE.

Regulation Regarding Foreign Exchange Registration of Offshore Investment by PRC

Residents

Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or Circular 37, issued by SAFE and effective in July 4, 2014, regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China.

Circular 37 and other SAFE rules require PRC residents, including both legal and natural persons, to register with the local banks before making capital contribution to any company outside of China (an “offshore SPV”) with onshore or offshore assets and equity interests legally owned by PRC residents. In addition, any PRC individual resident who is the stockholder of an offshore SPV is required to update its registration with the local banks with respect to that offshore SPV in connection with change of basic information of the offshore SPV such as its company name, business term, the shareholding by individual PRC resident, merger, division and with respect to the individual PRC resident in case of any increase or decrease of capital in the offshore SPV, transfer of shares or swap of shares by the individual PRC resident. Failure to comply with the required SAFE registration and updating requirements described above may result in restrictions being imposed on the foreign exchange activities of the PRC subsidiaries of such offshore SPV, including increasing the registered capital of, payment of dividends and other distributions to, and receiving capital injections from the offshore SPV. Failure to comply with Circular 37 may also subject the relevant PRC residents or the PRC subsidiaries of such offshore SPV to penalties under PRC foreign exchange administration regulations for evasion of applicable foreign exchange restrictions.

Regulation Regarding Labor and Social Insurance

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

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In addition, according to the PRC Social Insurance Law and Administration Measures on Housing Fund, employers like our PRC subsidiaries in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing funds.

Employees

As of the date of this prospectus, we have 12 full time employees covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Description of Property

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a certain period no more than 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We do not own or have not been granted land use rights to any property in China or any other countries. We rent our office space through a lease which we believe is adequate and suitable for our current operations.

We have the property set forth in the table below.

Location	Size	Leased/Owned/Granted	Function
Room 1801, Vanke building, Northwest Hong 7 Road, Hongtupian District, Nancheng Residential District, Dongguan, Guangdong Province, China 523070	234 square meters (approximately 2519 square feet)	Leased	Office

Intellectual Property

We do not have any intellectual property. The following intellectual property is registered under and owned by Shenzhen CX and granted to us through the IP License Agreement:

Patents: In China, the term for utility model patents is 10 years from the filing date.

Patent	Registered Area	Registration Number	Patent Type	Registering Authority	Registration Date
A method of quick friend recommendation and making friends based on Bliss theorem	China	201810004413.5	Utility Patent	State Intellectual Property Office	01/2018
A method of establishing friendly social relations based on accelerometer sensor	China	201810004321.8	Utility Patent	State Intellectual Property Office	01/2018

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Copyrights: In China, the term of copyrights related to published software is from the date of the publishing to December 31 of the 50th year of the publishing.

Computer Software	Registered Area	Registration Number	Description	Registering Authority	Registration Date
Mobile game “Qingyunzongshi” software V1.0	China	2018SR238455	Online fantasy mobile game based on Chinese mythical realm	National Copyright Administration of the People’s Republic of China (“NCAC”)	4/2018
Mobile game “Juetianji” software V1.0	China	2018SR238453	Real-time combat mobile game based on martial arts stories in Song dynasty	NCAC	4/2018
Mobile game “Gujianqiyuan” software V1.0	China	2018SR238142	Online fantasy mobile game based on Chinese mythical realm	NCAC	4/2018
Mobile game “Haituyizhi” software V1.0	China	2018SR238436	Online fantasy mobile game based on Chinese mythical realm	NCAC	4/2018
Mobile game “Shushanqiyuan” software V1.0	China	2018SR179490	Role-playing mobile game based on Chinese fantasy	NCAC	3/2018
Online game “Eternal Tribe” software V1.0	China	2017SR259394	Online fantasy mobile game based on Greek mythology	NCAC	6/2017
Bole Guangdong Mahjong software, V1.0	China	2017SR260719	Mobile board and card game	NCAC	6/2017
Little Love Lover Pairing android platform V. 1.0.7	China	2017SR133444	Mobile dating and social application	NCAC	4/2017
Little flame social software android platform	China	2016SR342537	Social network platform	NCAC	11/2016
You have a date android platform	China	2016SR342565	Social network platform	NCAC	11/2016
Little Love ios platform V1.0.0	China	2016SR250624	Mobile dating and social application	NCAC	7/2016
Hot-Chat Chatting Sytem (ios) V1.0.0	China	2016SR052205	Social network platform	NCAC	3/2016
Hot-Chat Social Application V1.0	China	2015SR209323	Social network platform	NCAC	10/2015

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Trademarks: In China, the term of a registered trademark is 10 years. The owner can apply extension with the trademark office within six months before or after the expiration. The review process of a trademark application usually takes about one year in China.

Trademarks	Registered Area	Trademark Number	Category Description	Registering Authority	Term
	China	TMZC18469330D01T170306	Category 38(1) Category 45(2)	Trademark Office of The State Administration For Industry & Commerce of the People’s Republic of China (the “Trademark Office”)	1/2017-1/2027
Live Love	China	Not available	Category 9 (3) Category 38(1) Category 41(4) Category 42(5) Category 45(2)	The Trademark Office	Processing, pending approval

(1)	Category 38 includes information transmission; telephone communication; computer terminal communication; computer-aided information and image transmission; providing global computer network telecommunications connection service; providing global computer network user service; providing Internet chat room; providing database access service; Transmission; digital file transfer.

(2)	Category 45 includes dating services; open insurance lock; marriage introduction; fire control; organization of religious rallies; adoption agency; lost property; fire extinguisher rental; fire extinguisher rental; plan and arrange wedding services.

(3)	Category 9 includes data processing equipment; computer storage device; computer; recorded computer operating program; disk; floppy disk; recorded computer operating program; encoded magnetic card; microprocessor; computer software (recorded).

(4)	Category 41 includes organizational culture or educational exhibitions; organizing sports competitions; organizing performances (performances); arranging and organizing concerts; organizing for recreational purposes; arranging and organizing concerts; arranging and organizing concerts; fashion show; fashion show for entertainment.

(5)	Category 42 includes computer software design; computer software update; computer hardware design and development consulting; computer software rental; recovery of computer data; computer software design; computer software design; computer software maintenance; computer software system analysis; computer system design; computer program copy; tangible data or files into electronic media; computer software installation; computer program and data conversion (non-tangible conversion); computer software consulting; network server rental; provide internet search engine.

Domains: In China, the registration of domains can be extended by annual renewal or periodic renewal by paying the annual or periodic registration fee. If renewal registration fee is not paid timely, the domain will become available to the public. Shenzhen CX has timely paid annual registration fee for all its domains.

Names	Registration Date	Registering Authority
chuangxiangkj.hk	6/2016	Guangdong Communication Administration
chuangxiang.hk	6/2016	Guangdong Communication Administration
chuangxiangkj.cn	6/2016	Guangdong Communication Administration
chuangxiangkj.com.cn	6/2016	Guangdong Communication Administration
chuangxiangkj.com	6/2016	Guangdong Communication Administration
ixiaolianai.com	7/2016	Guangdong Communication Administration
ichuaungxiang.com	9/2015	Guangdong Communication Administration
reliaoapp.com	8/2015	Guangdong Communication Administration

Research and Development

We have an in-house R&D team consisting of skilled engineers to develop our apps. For the three months ended March 31, 2018 and 2017, research and development expenses amounted to $212,683 and $36,721, respectively. The increase of research and development expenses in the amount of $175,962 or 479% during the three months ended March 31, 2018 was primarily attributable to the increased activities in developing new games and applications. For the six months ended March 31, 2018 we incurred approximately $342,549 of research & development expenses for our in-house application development team. For the fiscal year ended September 30, 2017, we incurred approximately $293,000 of research & development expenses for its in-house application development team.

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Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. We are not a party to any material legal proceedings and no material legal proceeding has been threatened by us or, to the best of our knowledge, against us.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades in the OTC Grey marketplace under the symbol “CXKJ”. The OTC marketplace is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. OTC Grey Market has limited quotations and marketability of securities. We plan to take the appropriate steps to up-list to the OTCQB Exchange and resume priced quotations with market makers as soon as it is able, however, we cannot assure whether and when we will be successful with respect to this plan.

Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our post-split Common Stock as reported by the OTC Markets, Inc. These bid prices represent prices quoted by broker-dealers on the OTCBB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2016
First quarter ended December 31, 2015	$0.09	$0
Second quarter ended March 31, 2016	$0.15	$0.04
Third quarter ended June 30, 2016	$0.15	$0.06
Fourth quarter ended September 30, 2016	$0.13	$0.05

Fiscal Year 2017
First quarter ended December 31, 2016	$0.15	$0.05
Second quarter ended March 31, 2017	$0.15	$0
Third quarter ended June 30, 2017	$0.45	$0
Fourth quarter ended September 30, 2017	$0	$0

Fiscal Year 2018
First quarter ended December 31, 2017	$0	$0
Second quarter ended March 31, 2018	$0	$0

Stockholders of Record

As of the date of this registration statement, there were 18 stockholders of record of our Common Stock.

Dividends

There were no dividends paid during the years ended September 30, 2017 or 2016, and the six months ended March 31, 2018 and 2017 respectively.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of Common Stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

Because we were a shell company with no operations prior to the close of the Share Exchange, sales of our shares must be compliant with Rule 144(i). Pursuant to Rule 144(i), none of our shares of Common Stock may be sold under Rule 144 until March 2019, which is 12 months after we filed the current report on Form 8-K reporting the closing of the Share Exchange. Additionally, stockholders may not sell our shares pursuant to Rule 144 unless at the time of the sale, we have filed all reports, other than reports on Form 8-K, required under the Exchange Act with the SEC for the preceding 12 months.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this report.

Certain statements in this report constitute forward-looking statements. These forward-looking statements include statements, which involve risks and uncertainties, regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

COMPANY OVERVIEW

CX Network Group, Inc., or CXKJ, owns 100% of the issued and outstanding capital stock of Chuangxiang Holdings Inc., or CX Cayman, which was incorporated on February 4, 2016 under the laws of Cayman Islands. CX Cayman owns 100% of Chuangxiang (Hong Kong) Holdings Limited, or CX HK, since December 1, 2016. CX HK operates through its subsidiary, Chuangxiang Network Technology (Shenzhen) Limited, or CX Network. CX Network was incorporated on April 12, 2016 under the laws of People’s Republic of China (“PRC”) as a wholly foreign owned enterprise and is engaged in the business of mobile applications development, commercial information consulting, cultural activities planning, marketing and advertising.

On April 20, 2017, CX Network entered into a series of VIE Agreements with Shenzhen Chuangxiang Network Technology Limited, or Shenzhen CX, and its stockholders, in which CX Network effectively assumed management of the business activities of Shenzhen CX and has the right to appoint all executives and senior management and the members of the board of directors of Shenzhen CX. Shenzhen CX is a Chinese limited liability company and was formed under laws of the People’s Republic of China on August 14, 2015. Shenzhen CX engages in the business of developing and operating membership-based social network, dating and mobile gaming, and interactive live broadcast platforms. The Company is currently devoting its efforts to develop mobile applications and online platforms servicing the Asia market.

For more information of the VIE Agreements, please refer to the “VIE Agreements” section below.

Pursuant to the Share Exchange Agreement signed on March 20, 2018, CXKJ acquired 100% of the issued and outstanding securities of CX Cayman in exchange for 5,350,000 shares of Common Stock, par value $0.0001 per share of CXKJ. As a result of the Share Exchange, the business of CX Cayman becomes our business. As such, the following results of operations are focused on the operations of CX Cayman and exclude the operations of the Company prior to the Share Exchange.

Upon the consummation of the Share Exchange, we engage in the business of developing and operating membership-based social network, dating and mobile gaming, and interactive live broadcast platforms. We are currently devoting our efforts to develop mobile applications and online platforms servicing the Asia market.

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Our self-developed and self-operated online dating products Little Love (“小恋爱”) and Hotchat (“热聊”) are mobile applications geared towards Chinese singles designed to increase a user’s likelihood of finding a romantic connection. Our mission is to help individuals forge life-long relationships with others that share their interests and values. Through these mobile applications, our users can search for and communicate with other like-minded individuals. Our product creates a virtual community where users can meet, chat and message. We operate location-based social networks for meeting new people on mobile platforms, including on iPhone, Android, iPad and other tablets that facilitate interactions among users and encourage users to connect and chat with each other.

In January 2018, we launched two mobile gaming applications: Eternal Tribe (“永恒部落”) and Bole Jiangmen Card and Board Game (“博乐江门棋牌”). For Eternal Triber, our users can deposit fund on as needed basis for the in-app purchases and for Bole, our users pay for each game that they want to play. They are Android-based mobile games developed solely by us to diversify our product portfolio. The revenue from the two mobile games was immaterial for the six months ended March 31, 2018 as the two games were newly launched and we were testing the water for the acceptance and popularity of these two games. We are currently updating Eternal Tribe based on the collected user experiences and market feedbacks and expect to launch an updated version of Eternal Tribe in July 2018. We also plan to engage third parties to co-market and co-operate Eternal Tribe on different platforms and channels. We suspended Bole in April 2018 based on the market responses and limited platforms to launch Bole due to strict regulatory scrutiny of paid board game in China. We plan to focus our limited resources on Eternal Tribe and other games that we are co-developing or co-operating; or about to develop or operate with other parties.

While we focus our resource on the development and operation of Eternal Tribe, we have been actively developing co-operation relationship with other developers and operators since March 2018. There are two games that we are currently co-operating with their developers: Magician Hero (魔纹游戏) and Shu Mountain Fantasy (蜀山奇缘) which we are responsible for marketing, co-operating and maintenance of on the platforms and channels introduced by us. Magician Hero features non-stop-3D real action and battles based on Greek mythology. Shu Mountain Fantasy is a role-playing game of Xian Xia theme based on the period of the fairy magic war, so that users can witness the fall of the fairy tales. We estimate that the revenue of the co-operations with other developers or operators would constitute 19% of our revenue during the three months ended June 30, 2018. We expect that, with a combined self and cooperative development and operation, mobile game become the major force in driving the grown of our company in the future. However, we cannot assure that if the market will change or we will successfully develop or operate mobile games that will attract and sustain a large amount of users, if any at all.

As of March 31, 2018, we had approximately 1,836,678 registered members for Little Love, 118,549 registered members for Hotchat, 7,694 registered members for Eternal Tribe and 785 registered members for Bole Card and Board Game.

Conversion of Debenture and Issuance

On April 25, 2018, pursuant to a Securities Purchase agreement (the “Debenture Purchase Agreement”) entered into on April 19, 2017, in which the Company agrees to issue and sell in a private placement to a non-U.S. person (the “Purchaser”) a series A convertible debenture in an aggregate principal amount of $150,000 (the “Debenture”) with a 8% annual interest convertible into shares of common stock, par value $.0001 per share (the “Conversion Share(s)”) at price of $0.15 per share to the Purchaser, the Purchaser converted the Debenture with 8% annual interest into 1,080,000 Conversion Shares.

Cure of Over-issuance

In connection with the closing of the Share Exchange closed on March 20, 2018 (“SEA”), the Company over-issued 3,585 shares of Common Stock to Golden Fish, one of the two shareholders of CX Cayman immediately prior to the closing of the SEA. On June 25, 2018, the Company filed amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized common shares from 20,000,000 to 40,000,000 and issued shares to debt holder subsequently cured the over-issuance of 3,585 shares of Common Stock to Golden Fish. On July 19, 2018, Golden Fish entered into an agreement with the Company to waive any legal claim or indemnification rights it may have under the SEA or as permitted under applicable law in connection with the over-issuance of 3,585 shares of Common from March 20, 2018 until June 25, 2018. On the same day, the Company entered into a waiver agreement with the holder of Debenture pursuant to which the holder agrees to waive any legal claim or indemnification rights it may have under the Debenture Agreement and Debenture or as permitted under applicable law in connection with the insufficiency in reservation of underlying common shares in its then authorized capital from March 20, 2018 until June 25, 2018.

Foreign Operations

Substantially all of our business operations are conducted in Mainland China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the PRC. We also have operations in Hong Kong. Operating in foreign countries involves substantial risk. For example, our business activities subject us to a number of Chinese laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations, which have uncertainties. Any failure to comply with the PRC laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in China and harm our reputation.

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Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

Critical Accounting Policies and Estimates

Going Concern

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of March 31, 2018, the Company’s current liabilities exceeded the current assets, its accumulated deficit was approximately $1,817,000 and the Company has incurred losses since inception. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At September 30, 2017 and 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Fair value of financial instruments

The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

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Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other receivable, prepaid expenses, accrued liabilities and other payable, and short-term loans approximate their fair market value based on the short-term maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to related party because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Risks and Uncertainties

The Company’s operations are substantially carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations maybe substantially influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, or which have original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable primarily represents the cash due from third-party application stores and other payment channels, net of allowance for doubtful accounts. The Company makes estimates for the allowance for doubtful accounts based upon its assessment of various factors, including the age of accounts receivable balances, credit quality of third-party application stores and other payment channels, current economic conditions and other factors that may affect their ability to pay. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. At March 31, 2018 and September 30, 2017, the Company has determined the risk of uncollected receivable is remote.

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are computed based on cost, less their estimated residual value, if any, using the straight-line method over the estimated useful lives as follows:

Electronic equipment	3 years
Furniture and fixtures	3 years
Leasehold improvement	Shorter of the lease term or their economic lives

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Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion. The Company did not record any impairment charges for the years ended September 30, 2017 and 2016.

Income taxes

The Company utilizes ASC Topic 740 (“ASC 740”) “Income taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 “Income taxes” clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations. The Company evaluate the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2018 and September 30, 2017, the Company did not have any unrecognized tax benefits.

Revenue recognition

The Company currently recognizes revenue from users in the form of membership subscription and à la carte online credit purchases. Membership subscription is a service package which enables members to enjoy additional functions and privileges. Members pay in advance, primarily by using a debit card or through mobile app stores, and, subject to certain conditions identified in the Company’s terms and conditions, all purchases are final and nonrefundable. Fees collected, in advance for memberships subscription are deferred and recognized as revenue using the straight-line method over the terms of the applicable membership period, which primarily range from one to three months. Membership subscription revenue is insignificant for the six month ended March 31, 2018 and the year ended September 30, 2017. à la carte online credit purchases are non-refundable and the risk passes to users when users pay for à la carte features. Revenue from the purchase of à la carte features is recognized upon users paying for the purchase. Revenue is recognized when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectability is reasonably assured. Revenue was recorded on a gross basis, net of surcharges and value added tax (“VAT”) of gross sales. The Company recorded revenue on a gross basis because the Company has the following indicators for gross reporting: is the primary obligor of the sales arrangements, has latitude in establishing prices, has discretion in suppliers’ selection and assumes credit risks on receivables from customers.

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Cost of revenues

Cost of revenues primarily includes bandwidth costs, professional expenses associated with maintenance of mobile platform, and labor costs.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of CX Network and Shenzhen CX is the local currency, the Chinese Renminbi (“RMB”) as PRC is the primary economic environment in which they operate. The functional currency of CX HK is Hong Kong Dollar (the “HKD”). The Company’s subsidiaries or VIE with functional currency of RMB translate their operating results and financial positions into the U.S. dollar, the Company’s reporting currency. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income in the statement of stockholders’ equity. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Accumulated other comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the six months ended March 31, 2018 and the year ended September 30, 2017 included net loss and unrealized loss from foreign currency translation adjustments.

Research and development expenses

Research and development expenses include salaries and benefits for research and development personnel, depreciation expenses associated with the research and development activities, and other related expenses associated with product development. The Company’s research and development activities primarily consist of the research and development of new features for its mobile platform and its self-developed mobile games. The Company has expensed all research and development expenses when incurred.

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Operating leases

The Company has adopted FASB Accounting Standard Codification, or ASC 840. If the lease terms meet one or all of the following four criteria, it will be classified as a capital lease, otherwise, it is an operating lease: (1) The lease transfers the title to the lessee at the end of the term; (2) the lease contains a bargain purchase option; (3) the lease term is equal to 75% of the estimated economic life of the leased property or more; (4) the present value of the minimum lease payment in the term equals or exceeds 90% of the fair value of the leased property.

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Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services. This guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company does not expect a material impact on the consolidated financial statement upon the adoption of this ASU.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company does not expect a material impact on the consolidated financial statement upon the adoption of this ASU.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”. These amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 including Loan Guarantee Fees, Contract Costs, Provisions for Losses on Construction-Type and Production-Type Contracts, Disclosure of Remaining Performance Obligations, Disclosure of Prior Period Performance Obligations, Contract Modifications, Contract Asset vs. Receivable, Refund Liability, Advertising Costs, Fixed Odds Wagering Contracts in the Casino Industry, and Costs Capitalized for Advisors to Private Funds and Public Funds. The amendments in this ASU is effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted under certain circumstances. The amendments should be applied prospectively as of the beginning of the period of adoption. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

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RESULTS OF OPERATIONS

Results of Operations for the three months ended March 31, 2018 compared to the three months ended March 31, 2017

Revenues

For the three months ended March 31, 2018, we had total revenues of $204,330 as compared to $15,049 for the three months ended March 31, 2017. The revenues were mainly generated through in-app purchases in our mobile applications Hot Chat and Little Love, and our mobile game applications Eternal Tribe. The increase in the three months ended March 31, 2018 was primarily attributable to the significantly increased subscribers of Little Love and Eternal Tribe, and in-app purchases.

Cost of Revenues

For the three months ended March 31, 2018 and 2017, cost of revenues amounted to $12,004 and $7,911, respectively. The increase of cost of revenues in the three months ended March 31, 2018 was primarily attributable to the increase of labor cost.

Gross Profit

For the three months ended March 31, 2018 and 2017, gross profit amounted to $192,326 and $7,138, respectively. The increase of gross profit during the three months ended March 31, 2018 was primarily attributable to the increase in revenues.

Selling Expenses

For the three months ended March 31, 2018 and 2017, selling expenses amounted to $76,154 and $nil, respectively. The increase of selling expenses in the amount of $76,154 or 100% was primarily attributable to increase promotion expense during the three months ended March 31, 2018.

General and Administrative Expenses

For the three months ended March 31, 2018 and 2017, general and administrative expenses amounted to $78,510 and $64,804, respectively. The increase of general and administrative expenses in the amount of $13,706 or 21% was primarily attributable to the increase of leases expense and other miscellaneous expenses.

Research and Development Expenses

For the three months ended March 31, 2018 and 2017, research and development expenses amounted to $212,683 and $36,721, respectively. The increase of research and development expenses in the amount of $175,962 or 479% during the three months ended March 31, 2018 was primarily attributable to the increased activities in developing new games and applications.

Other Income (Expenses)

For the three months ended March 31, 2018, total other income was $99,492 as compared to total other expenses of $209 for the three months ended March 31, 2017. The increase in other income is primarily attributable to the RMB 1,000,000 (approximately $150,000) forfeited deposit by Guangzhou Investment Co. under the Cooperative Agreement.

Net loss

For the three months ended March 31, 2018 and 2017, net loss amounted to $75,529 and $94,596, respectively. The decrease of net loss in the amounts of $19,067 or 20% during the three months ended March 31, 2018 was a result of the factors described above.

Foreign Currency Translation Adjustment

The functional currency of our Shenzhen CX operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of Shenzhen CX are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

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As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $1,128 for the three months ended March 31, 2018 as compared to a foreign currency translation loss of $457 for the three months ended March 31, 2017. This non-cash gain (loss) had the effect of decreasing (increasing) our reported comprehensive loss.

Comprehensive Loss

For the three months ended March 31, 2018, comprehensive loss of $74,401 is derived from the sum of our net loss of $75,529 offset by foreign currency translation gain of $1,128. For the three months ended March 31, 2017, comprehensive loss of $95,053 is derived from the sum of our net loss of $94,596 and plus by the foreign currency translation loss of $457.

Results of Operations for the Six Months ended March 31, 2018 Compared to the Six Months ended March 31, 2017

Revenues

For the six months ended March 31, 2018, we had total revenues of $434,189, as compared to $15,389 for six months ended March 31, 2018. The revenues were mainly generated through in-app purchases in our mobile applications Hot Chat and Little Love, and our mobile game applications Eternal Tribe and “Bole Jiangmen Card and Board Game. The increase of $418,800, or 2721%, during the six months ended March 31, 2018 was primarily attributable to the significantly increased subscription of Little Love and Eternal Tribe, and in-app purchases.

Cost of Revenues

For the six months ended March 31, 2018 and 2017, cost of revenues amounted to $33,257 and $12,443, respectively. The increase of cost of revenues in 2018 was primarily attributable to the increase of labor cost and professional expenses associated with maintenance of mobile platform.

Gross Profit

For the six months ended March 31, 2018 and 2017, gross profit amounted to $400,932 and $2,946, respectively. The increase of cost of revenues in 2018 was primarily attributable to the increase in revenues.

Selling Expenses

For the six months ended March 31, 2018 and 2017, selling expenses amounted to $90,506 and $12,953, respectively. The increase of selling expenses in the amount of $77,553 in the six months ended March 31, 2018 was primarily attributable to increase in promotion expense.

General and Administrative Expenses

For the six months ended March 31, 2018 and 2017, general and administrative expenses amounted to $337,959 and $120,633, respectively. The increase of general and administrative expenses of $217,326 or 180% during the six months ended March 31, 2018 was primarily attributable to the increase of salaries expense, professional fees and lease expense.

Research and Development Expenses

For the six months ended March 31, 2018 and 2017, research and development expenses amounted to $342,549 and $48,999, respectively. The increase of research and development expenses in the amount of $293,550 or 599% was primarily attributable to the increased activities in developing new games and applications.

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Other Income (Expenses)

For the six months ended March 31, 2018, total other income was $99,170 as compared to total other expense of $139 for the six months March 31, 2017. The increase in other income is primarily attributable to the RMB 1,000,000 (approximately $150,000) forfeited deposit by Guangzhou Investment Co. under the Cooperative Agreement.

Net loss

For the six months ended March 31, 2018 and 2017, net loss amounted to $270,912 and $179,778, respectively. The increase of net loss in the amounts of $91,134 was a result of the factors described above.

Foreign Currency Translation Adjustment

The functional currency of our VIE entity operating in the PRC is the Chinese Yuan or RMB. The financial statements of our VIE are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $19,129 for the six months ended March 31, 2018 as compared to a foreign currency translation gain $1,782 for the six months ended March 31, 2017. This non-cash gain (loss) had the effect of increasing (decreasing) our reported comprehensive loss.

Comprehensive Loss

For the six months ended March 31, 2018, comprehensive loss of $290,041 is derived from the sum of our net loss of $270,912 plus foreign currency translation loss of $19,129. For the six months ended March 31, 2017, comprehensive loss of $177,996 is derived from the sum of our net loss of $179,778 offset by foreign currency translation gain of $1,782.

Results of Operations for the Year ended September 30, 2017 Compared to the Year ended September 30, 2016

Revenues

For the year ended September 30, 2017, we had total revenues of $174,456, as compared to $3,431 for the year ended September 30, 2016. The revenues were generated through in-app purchases in our mobile applications Hot Chat and Little Love. The increase of $171,025, or 498%, during the fiscal year 2017 was primarily attributable to the significantly increased subscription of Little Love.

Cost of Revenues

For the years ended September 30, 2017 and 2016, cost of revenues amounted to $30,990 and $15,178, respectively. The increase of cost of revenues in 2017 was primarily attributable to the increase of labor cost and professional expenses associated with maintenance of mobile platform.

Gross Profit (Loss)

For the years ended September 30, 2017 and 2016, gross profit (loss) amounted to $143,466 and $(11,747), respectively. The increase of cost of revenues in 2017 was primarily attributable to the increase in revenues.

Selling Expenses

For the years ended September 30, 2017 and 2016, selling expenses amounted to $20,402 and $663,375, respectively. The decrease of selling expenses in the amount of $643K in 2017 was primarily attributable to decrease in professional services expense.

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General and Administrative Expenses

For the years ended September 30, 2017 and 2016, general and administrative expenses amounted to $428,220 and $107,912, respectively. The increase of general and administrative expenses of $320,308, or 296.8% in 2017 was primarily attributable to the increase of salaries expense and lease expense.

Research and Development Expenses

For the years ended September 30, 2017 and 2016, research and development expenses amounted to $293,209 and $17,508, respectively. The increase of research and development expenses in the amount of $276K was primarily attributable to the increased activities in developing new games and applications.

Other Income (Expenses)

For the year ended September 30, 2017, total other expense was $147,176 as compared to total other income of $75 for the year ended September 30, 2016. The decrease is primarily attributable to the donation of $147K to a public welfare. The donation event was hosted by Dinghu district in Zhaoqing city, Guangdong province and the donated fund was used to assist approximately 200 families in poverty in Dinghu district and provided funding for their housing and children’s educational needs. The district government issued an appreciation letter and medals to the Company Additionally, the Company’s name was mentioned in several media included newspapers, online media, news channels and printed magazines as part of the donation event campaign. The Company believes the donation helped to increase its brand name visibility and improve its positive public image.

Net loss

For the years ended September 30, 2017 and 2016, net loss amounted to $745,541 and $800,667, respectively. The decrease of net loss in the amounts of $55K was a result of the factors described above.

Foreign Currency Translation Adjustment

The functional currency of our VIE entity operating in the PRC is the Chinese Yuan or RMB. The financial statements of our VIE are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $17,260 for the year ended September 30, 2017 as compared to a foreign currency translation loss $20,786 for the year ended September 30, 2016. This non-cash loss had the effect of increasing our reported comprehensive loss.

Comprehensive Loss

For the year ended September 30, 2017, comprehensive loss of $762,801 is derived from the sum of our net loss of $745,541 plus foreign currency translation loss of $17,260. For the year ended September 30, 2016, comprehensive loss of $821,453 is derived from the sum of our net loss of $800,667 plus foreign currency translation loss of $20,786.

LIQUIDITY AND CAPITAL RESOURCES

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of March 31, 2018, the Company’s working capital deficit was approximately $481,000 as compared to working capital deficit of approximately $933,000 as of September 30, 2017. As of March 31, 2018 and September 30, 2017, the Company’s accumulated deficit was approximately $1,817,000 and $1,546,000, respectively, and the Company has incurred losses since inception. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance the Company funds, or to invest in it. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

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Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The following summarizes the key components of the Company’s cash flows for the periods indicated

	For the Years Ended September 30,		For the Six Months Ended March 31,
	2017	2016	2018	2017
Net cash used in operating activities	$(571,636)	$(776,369)	$(393,688)	$(220,376)
Cash flows used in investing activities	$(101,305)	$(6,141)	$(4,920)	$(9,709)
Cash flows provided by financing activities	$687,293	$805,520	$396,015	$212,606
Effect of exchange rate on cash and cash equivalent	$38	$(2,441)	$1,003	$(593)
Net increase (decrease) in cash and cash equivalents	$14,390	$20,569	$(1,590)	$(18,072)

Net cash used in operating activities for the year ended September 30, 2017 was $571,636 as compared to net cash used in operating activities of $776,369 for the year ended September 30, 2016. The decrease in cash used in operating activities for the year ended September 30, 2017 was mainly due to:

●	Decrease in the net loss of approximately $55,000, and

●	Increase in accrued liabilities and other payables of approximately $157,000.

Net cash used in operating activities for the six months ended March 31, 2018 was $393,688 as compared to net cash used in operating activities of $220,376 for the six months ended March 31, 2017. The increase in cash used in operating activities for the six months ended March 31, 2018 was mainly due to increase in the net loss of approximately $91,000 and decrease in accrued liabilities and other payables of approximately $191,000, offset by increase in loss on disposal of property and equipment of approximately$26,000, and decrease in security deposits, non-current of approximately $57,000.

Net cash used in investing activities for the year ended September 30, 2017 was $101,305 as compared to $6,141 for the year ended September 30, 2016. The increased spending for the year ended September 30, 2017 was because the Company expanded its operations and purchased more office equipment and office furniture, and invested in leasehold improvement.

Net cash used in investing activities for the six months ended March 31, 2018 was $4,920 as compared to $9,709 for the six months ended March 31, 2017. The decreased in cash used in investing activities for the six months ended March 31, 2018 was mainly due to decrease in purchase of property and equipment of approximately $5,000

Net cash provided by financing activities for the year ended September 30, 2017 was $687,293 as compared to $805,520 for the year ended September 30, 2016. The decrease in cash provided by financing activities for the year ended September 30, 2017 was mainly due to:

●	Decrease in capital contribution from stockholders of approximately $767,000, and

●	Increase in repayment to related parties of approximately $220,000, Partially offset by:

●	Increase in proceeds from related parties of approximately $824,000, and

●	Increase in proceeds from short-term loans of approximately $45,000.

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Net cash provided by financing activities for the six months ended March 31, 2018 was $396,015 as compared to $212,606 for the six months ended March 31, 2017. The increase in cash provided by financing activities for the six months ended March 31, 2017 was mainly due to increase in proceeds from related parties of approximately $397,000, partially offset by increase in repayments to related party of approximately $214,000.

OFF-BALANCE SHEET ARRANGEMENTS

As of September 30, 2017 and 2016, and as of March 31, 2018 and 2017, there are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

CONTROLS AND PROCEDURES

(a)	Evaluation of Disclosure Controls and Procedures.

We maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934. In designing and evaluating our disclosure controls and procedures, our management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Based on his evaluation as of the end of the periods ended March 31, 2018, our chief executive officer, who served as both our chief financial officer and principal accounting manager, concluded that our disclosure controls and procedures were not effective such that the information relating to our company, required to be disclosed in our Securities and Exchange Commission reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our chief executive officer, to allow timely decisions regarding required disclosure as a result of the material weaknesses in our internal control over financial reporting due to the existence of the following material weaknesses:

●	A lack of sufficient and adequately trained internal accounting and finance personnel with appropriated understanding of U.S. GAAP and SEC reporting requirement and sufficient methods to promptly identify and discover the failure by its previous transfer agent to follow the Company’s instruction to deposit issued treasury shares and reserve shares underlying the Debenture and related financial impact of such failure;

●	A lack of segregation of duties within significant accounts.

●	A lack of a functioning audit committee and a majority of outside directors on the Company’s board of director.

Notwithstanding the existence of these material weaknesses in our internal control over financial reporting, our management believes that the financial statements included in its reports fairly present in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented. We continue to evaluate the effectiveness of internal controls and procedures on an on-going basis. Certain material weakness listed above was partially due to our recent relocation from Shenzhen city to Dongguan city. Most of our employees prior to relocation were local residents in Shenzhen city and they elected to resign as a result of our relocation, including several accounting personnel. We are currently hiring additional personnel in financial reporting and accounting, and we are providing trainings to newly hired personnel. In addition, once our cash position improves, we plan to hire an experienced controller and work to build an internal accounting team with sufficient in-house expertise in US GAAP reporting. However, due to the limited cash flow we are currently having, we cannot assure you when we will be able to implement those remediation methods.

Because we are a smaller reporting company, this prospectus does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.

(b)	Changes in internal controls over financial reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter covered by this report that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTSON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 20, 2018, our board of directors dismissed HASKELL & WHITE LLP (“H&W”) as our independent auditors and engaged MaloneBailey, LLP, an Independent Registered Public Accounting Firm (“MaloneBailey”), to serve as our independent auditors.

H&W’s report dated December 20, 2017 on our audited financial statements for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty.

During our two most recent fiscal years and the subsequent interim period through the date H&W was dismissed, there were no disagreements between us and H&W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to H&W’s satisfaction, would have caused H&W to make reference to the subject matter of the disagreement in connection with its reports.

During our two most recent fiscal years and through the subsequent interim period through the date H&W was dismissed, H&W did not advise us as to any reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K (“Item 304”). Furthermore, during our two most recent fiscal years, and the subsequent interim period prior to engaging MaloneBailey, we (nor anyone on our behalf) did not consult MaloneBailey regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MaloneBailey concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304).

On March 20, 2018, we acquired all of the capital stock of CX Cayman and assumed the operations of CX Cayman and its wholly owned PRC subsidiary, CX Network, pursuant to a Share Exchange. Prior to the Share Exchange, MaloneBailey was the independent accountants for CX Cayman and CX Network. Our board of directors determined that because our financial statements are tantamount to the financial statements of CX Cayman and CX Network, for reasons of continuity, MaloneBailey should be appointed as our independent registered public accounting firm.

During our two most recent fiscal years and through the subsequent interim period through the date H&W was dismissed, we have not consulted with MaloneBailey regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or reportable events set forth in Item 304(a)(2)(ii)(A) through (D) of Regulation S-K. In addition, prior to the Share Exchange, neither CX Cayman, nor any of its subsidiaries including its affiliated entity Shenzhen CX, consulted with H&W as to any accounting or auditing matter.

We provided H&W with a copy of the disclosures/statements we made in response to Item 304(a). We requested and received from H&W a letter, dated March 23, 2018, addressed to the SEC stating that it agree with such statements. A copy of the letter is attached as Exhibit 16.1 to the current report on Form 8-K dated March 23, 2018.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is a brief biography of each of our executive officers and directors as of the date of this prospectus. To date we have not had an annual meeting. Except as set forth below, there are no family relationships between any of our directors or executive officers. All directors hold office until the next annual meeting of the Board or until their successors have been duly elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board of Directors.

Directors and Executive Officers

Name	Age	Position
Jiyin Li	30	Chairman
Huibin Su	38	Director, Chief Executive Officer and Chief Financial Officer
Zizhong Huang	28	Chief Operating Officer

Mr. Li has served as the Chairman of Shenzhen CX, a company that engages in the development of mobile and internet software products. From August 2015 to June 2016, he was also the CEO of Shenzhen CX. From October 2012 to June 2015, he served as the Deputy General Manager of Shenzhen E-Life Technology Co., Ltd., a technology company that develops mobile applications and online games. Mr. Li obtained his Bachelor of Art in business management from Huanghe Science &Technology College.

Mr. Li does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K except as disclosed in the CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE on page 71.

Mr. Su has served as the CEO and CFO of Shenzhen CX since June 2016. From January 2015 to May 2016, he served as the CFO of Guangzhou Honghuayuan Investments Limited, an investment company that specializes in real estate related investments and fund management. From January 2012 to February 2014, he served as the CFO of Guangzhou Wancai Group Limited, a real estate and tourism development company. From August 2002 to December 2011, he served as the Finance Supervisor of Guangzhou Pharmaceutical Holdings Limited, a pharmaceutical wholesaler and distribution company. Mr. Su obtained his Master Degree in Business Administration from Sun Yat-Sen University.

Mr. Su does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K except as disclosed in the CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE on page 71 .

Mr. Huang has served as the COO of Shenzhen CX since July 2016. From January 2015 to June 2016, Mr. Li was the co-founder and COO of Dongguan Houhai Asset Management Co., Ltd., an investment company that specializes in equity investments and private fund management. From July 2012 to December 2014, he served as the business manager of Dongguan Rural Commercial Bank. Mr. Huang obtained his Bachelor in business administration from South China Agricultural University.

Mr. Huang does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

66

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Corporate Governance

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. Each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Our Board oversees, among other things, the company’s policies, guidelines and related practices regarding risk assessment and risk management, including the risk of fraud. As part of this endeavor, the Board reviews and assesses the Company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures. The Board also reviews and assesses the quality and integrity of the Company’s public reporting, the company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, the effectiveness of the Company’s disclosure controls and procedures, and the adequacy and effectiveness of the company’s risk management policies and related practices.

Committees of the Board of Directors

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our Company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our Company does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this Registration Statement.

We do not have a standing audit committee of the Board of Directors. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and due to the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development. Since the Share Exchange, we have been reassessing the necessity to hire a financial expert to address the ineffective internal controls and procedures for financial reporting.

Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange.

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EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the two fiscal years ended September 30, 2017 and 2016 to each of the following named principal executive officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)

Huibin Su (CEO)	2017(1)	-	-	-	-	-	-
	2017(2)	13,211	-	-	-	-	13,211
	2016(1)	-	-	-	-	-	-
	2016(2)	3,061	-	-	-	-	3,061

Todd Sudeck (former CEO)	2017(3)	189,342	-	-	-	-	189,342
	2016	283,881	-	-	-	-	283,881

(1) Mr. Su became our CEO in March 2017 and therefore we did not pay him any compensation in 2016.

(2) Prior to the closing of the Share Exchange, Mr. Su served as the CEO and CFO of Shenzhen CX and was compensated by Shenzhen CX.

(3) Mr. Sudeck ceased being our CEO in March 2017; the compensation disclosed represents compensation paid to him before such time.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal years ended September 30, 2017 and 2016 there were no options granted to our named officers or directors.

Outstanding Equity Awards at 2017 Fiscal Year End

There were no outstanding equity awards for the fiscal year ended September 30, 2017.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our capital stock, as of the date of this prospectus, for: by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each executive officer and director of the Company, and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of August 9, 2018. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of August 9, 2018 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 1801, Vanke building, Northwest Hong 7 Road, Hongtupian District, Nancheng Residential District, Dongguan, Guangdong Province, China.

Title of Class	Name and Address	Number of Common Shares Beneficially Owned		Percent of Class (1)
	Directors and Officers
Common Stock	Huibin Su, Chief Executive Officer, Chief Financial Officer and Director	11,288,167	(1)	53.97%
Common Stock	Jiyin Li, Chairman	5,395,167	(2)	25.79%
Common Stock	Zizhong Huang, Chief Operating Officer	-		-
Common Stock	All directors and executive officers as a group (3 persons)	16,683,334		79.76%

	5% Holders
Common Stock	Continent Investment Management Limited(3)	2,728,500		13.04%
Common Stock	Golden Fish Capital Investment Limited(4)	2,621,500		12.53%

(1)	Including 8,666,667 shares of Common Stock directly held by Mr. Su and 2,621,500 shares of Common Stock beneficially owned by Mr. Su through his holding of Golden Fish Capital Investment Limited.

(2)	Including 2,666,667 shares of Common Stock directly held by Mr. Li and 2,728,500 shares of Common Stock beneficially owned by Mr. Li through his ownership of Continent Investment Management Limited.

(3)	Mr. Li holds 100% membership interest of Continent Investment Management Limited, a British Virgin Islands company with its principal business address at Unit 8, 3/F., Qwomar Trading Complex, Blackbune Road, Port Purcell, Road Town, Torotla, British Virgin Islands.

(4)	Mr. Su holds 100% equity interest of Golden Fish Capital Investment Limited, a British Virgin Islands company with its principal business address at Unit 8, 3/F., Qwomar Trading Complex, Blackbune Road, Port Purcell, Road Town, Torotla, British Virgin Islands

Changes in Control

On March 31, 2017, Mr. Sudeck entered into the SPA with certain purchasers listed in the Exhibit A of the SPA pursuant to which the Purchasers acquired 12,000,000 shares of Common Stock (pre-split 180,000,000 shares of common stock of MLGT) from Mr. Sudeck for an aggregate purchase price of $325,000 which represented approximately 87.17% of issued and outstanding Common Stock of the Company at the time of the closing. The transaction resulted in a change in control of the Company.

In connection with the change in control, Mr. Sudeck, our former President, former Chief Executive Officer, former Chief Financial Officer, former Secretary and former director, resigned from all his positions with the Company. Simultaneously with the closing, Mr. Huibin Su was appointed as our Chief Executive Officer, Chief Financial Officer and a director of our Board of Directors, Mr. Jiyin Li was appointed as the Chairman of the Board, and Zizhong Huang was appointed as our Chief Operating Officer, all effective immediately.

On March 20, 2018, the Company, CX Cayman and the stockholders of CX Cayman entered into the Share Exchange Agreement pursuant to which the Company agreed to issue an aggregate of 5,350,000 shares of its Common Stock, representing 26.97% of the issued and outstanding shares of the Company immediately after closing, to CX Cayman’s stockholders in exchange for 100% of the issued and outstanding securities of CX Cayman. As a result, Mr. Su and Mr. Li collectively hold and control 16,683,334 shares of Common Stock, representing 84.11% of the then issued and outstanding shares of CXKJ, immediately upon the closing of the Share Exchange.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than compensation agreements and other arrangements described in “Executive Officers and Directors Compensation,” and our transactions described below, since our inception there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years; and

●	in which any current director, executive officer, holder of 5% or more of our shares of Common Stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest.

The related parties consist of the following:

Name of Related Party	Nature of Relationship
Jiyin Li	Chairman
Huibin Su	Chief Executive Officer and Chief Financial Officer
Chaoran Zhang	Significant Stockholder of Shenzhen CX
Mingchan Ou	Prior Executive Director of Shenzhen CX (resigned on November 26, 2016)
Zizhong Huang	Chief Operating Officer

Due to related parties

Due to related parties consist of the following:

	September 30, 2017	September 30, 2016
Jiyin Li	$178,826	$-
Huibin Su	300,341	32,433
Chaoran Zhang	219,400	-
Mingchan Ou	-	8,259
Total	$698,567	$40,692

	March 31, 2018	September 30, 2017
Jiyin Li	$1,279	$178,826
Huibin Su	224,697	300,341
Chaoran Zhang	-	219,400
Total	$225,976	$698,567

The balance of due to related parties represents expense paid by related parties on behalf of CX Cayman and the loans CX Cayman obtained from related parties for working capital purpose. The loans owed to the related parties are interest free, unsecured and repayable on demand.

During the years ended September 30, 2017 and 2016, Huibin Su paid $8,088 and $2,506 of expenses, respectively, on behalf of CX Cayman.

During the six months ended March 31, 2018 and 2017, the Company obtained loans from the above related parties in the amount of $619,577 and $222,281, respectively, and made repayment to Huibin Su in the amount of $223,562 and $9,675, respectively.

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During the six months ended March 31, 2017, Huibin Su made $8,031 of repayment on behalf of the Company.

During the six months ended March 31, 2018, payables due to related parties in the amount of $928,332 were waived by above related parties as a form of registered capital increase in Shenzhen CX.

Transactions with former stockholder

Cash received by our former principal stockholder/officer was recorded as compensation to an officer; the Company recorded $189,342 and $283,881 as compensation expense for the years ended September 30, 2017 and 2016, respectively. In addition, the same officer provided a short-term advance to the Company in the amount of $54,400 and $64,100 as of September 30, 2017 and 2016, respectively, towards the working capital requirements.

Policy for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this Offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that are filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this registration statement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We will file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this registration statement or the registration statement of which this registration statement is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this registration statement is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

ITEM 11 A. MATERIAL CHANGES

There have not been any material changes that have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K other than those disclosed in the current report on Form 8-K that we filed on March 23, 2017 with the SEC.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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FINANCIAL STATEMENTS

CHUANGXIANG HOLDINGS INC. CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2017 and 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

CX Network Group, Inc. (formerly Chuangxiang Holdings Inc.)

We have audited the accompanying consolidated balance sheets of CX Network Group, Inc. (formerly Chuangxiang Holdings Inc.) and its subsidiaries (collectively, the “Company”) as of September 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CX Network Group, Inc. (formerly Chuangxiang Holdings Inc.) and its subsidiaries as of September 30, 2017 and 2016, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 23, 2018

F-2

CX NETWORK GROUP, INC.

(FORMERLY CHUANGXIANG HOLDINGS INC.)

CONSOLIDATED BALANCE SHEETS

	September 30	September 30
	2017	2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$35,456	$21,066
Accounts receivable	1,164	154
Prepaid expenses	11,350	450
Other receivable	5,210	14,481
Total Current Assets	53,180	36,151

Property, plant and equipment, net	98,447	7,841
Security deposits	36,404	-
Total Non-current Assets	134,851	7,841
Total Assets	$188,031	$43,992

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Due to related parties	$698,567	$40,692
Accrued liabilities and other payables	242,468	38,260
Short-term loans	44,757	-
Total Current Liabilities	985,792	78,952

Total Liabilities	985,792	78,952

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 5,350,000 shares issued and outstanding at September 30, 2017 and 2016	535	535
Additional paid-in capital	766,721	766,721
Accumulated deficit	(1,546,324)	(800,783)
Accumulated other comprehensive loss	(18,693)	(1,433)

Total Stockholders’ Deficit	(797,761)	(34,960)

Total Liabilities and Stockholders’ Deficit	$188,031	$43,992

The accompanying notes are an integral part of these consolidated financial statements

F-3

CX NETWORK GROUP, INC.

(FORMERLY CHUANGXIANG HOLDINGS INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended September 30,
	2017	2016

REVENUES	$174,456	$3,431
COST OF REVENUES	30,990	15,178
GROSS PROFIT	143,466	(11,747)

OPERATING EXPENSES:
Selling expenses	20,402	663,575
General and administrative expenses	428,220	107,912
Research and development expenses	293,209	17,508
Total Operating Expenses	741,831	788,995

LOSS FROM OPERATIONS	(598,365)	(800,742)

OTHER INCOME (EXPENSES)	(147,176)	75

LOSS BEFORE INCOME TAXES	(745,541)	(800,667)

INCOME TAXES	-	-

NET LOSS	$(745,541)	$(800,667)

OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustment	(17,260)	(1,433)

COMPREHENSIVE LOSS	$(762,801)	$(802,100)

The accompanying notes are an integral part of these consolidated financial statements

F-4

CX NETWORK GROUP, INC.

(FORMERLY CHUANGXIANG HOLDINGS INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
Balance, September 30, 2015	535	(535)	(116)	-	$(116)

Capital contribution from stockholders		767,256	-	-	767,256

Net loss	-		(800,667)	-	$(800,667)

Foreign currency translation adjustment	-		-	(1,433)	$(1,433)
Balance, September 30, 2016	$535	$766,721	$(800,783)	$(1,433)	$(34,960)

Net loss	-		(745,541)	-	$(745,541)

Foreign currency translation adjustment	-		-	(17,260)	$(17,260)
Balance, September 30, 2017	$535	$766,721	$(1,546,324)	$(18,693)	$(797,761)

The accompanying notes are an integral part of these consolidated financial statements

F-5

CX NETWORK GROUP, INC.

(FORMERLY CHUANGXIANG HOLDINGS INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(745,541)	$(800,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	14,105	642
Gain on disposal of fixed assets	(15)	-
Changes in operating assets and liabilities:
Accounts receivable	(986)	(157)
Prepaid expenses	(10,767)	(275)
Accrued liabilities and other payables	196,442	39,068
Other receivable	10,685	(14,980)
Security deposit on lease agreement, noncurrent	(35,559)	-

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(571,636)	(776,369)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	205	-
Purchase of property and equipment	(101,510)	(6,141)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(101,305)	(6,141)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from stockholder	-	767,256
Repayment to related parties	(219,648)	-
Proceeds from related parties	862,184	38,264
Proceeds from short-term loans	44,757	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	687,293	805,520

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	38	(2,441)

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,390	20,569

CASH AND CASH EQUIVALENTS - beginning of year	21,066	497

CASH AND CASH EQUIVALENTS - end of year	$35,456	$21,066

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing activities:
Repayment made by related party on behalf of the Company	$8,088	$-
Payment of property and equipment made by related party	$-	$2,506

The accompanying notes are an integral part of these consolidated financial statements

F-6

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

CX Network Group, Inc. (“CXKJ” or the “Company”) was incorporated in the State of Nevada. Pursuant to a share exchange agreement signed on March 20, 2018, CXKJ acquired 100% of the issued and outstanding securities of Chuangxiang Holdings Inc. in exchange for 5,350,000 shares of common stock, par value $0.0001 per share of CXKJ. As the result of the share exchange, Chuangxiang Holdings Inc. became Company’s wholly-owned subsidiary.

Chuangxiang Holdings Inc. (“CX Cayman”) was incorporated on February 4, 2016 under the laws of Cayman Islands. CX Cayman’s Chairman, Mr. Li Jiyin, owned 51% equity interests and CX Cayman’s Chief Executive Officer and Chief Financial Officer, Mr. Huibin Su, owned 49% equity interest of CX Cayman prior to the closing of the Share Exchange Agreement on March 20, 2018 (also see Note 9).

Chuangxiang (Hong Kong) Holdings Limited (“CX HK”) was incorporated on February 23, 2016 and became CX Cayman’s wholly owned subsidiary since December 1, 2016. CX HK operates through its subsidiary, Chuangxiang Network Technology (Shenzhen) Limited (“CX Network”). CX Network was incorporated by CX HK on April 12, 2016 under the laws of People’s Republic of China (“PRC”) as a wholly foreign owned enterprise.

Shenzhen Chuangxiang Network Technology Limited (“Shenzhen CX”) is a limited liability company formed under the laws of the People’s Republic of China on August 14, 2015. Shenzhen CX became a variable interest entity (“VIE”) of CX Network through contractual arrangements described below in “VIE Arrangements” on April 20, 2017. CX Network controls Shenzhen CX through agreements and arrangements that absorbs operating risk, as if Shenzhen CX is a wholly owned subsidiary of CX Network. Shenzhen CX is engaged in the business of developing and operating membership-based social network, dating and mobile gaming, and interactive live broadcast platforms.

VIE Arrangements

In April, 2017, CX Network, the wholly owned subsidiary of CX HK, which is the wholly owned subsidiary of CX Cayman, Shenzhen CX and the shareholders of Shenzhen CX entered into a series of contractual agreements for Shenzhen CX to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of certain Exclusive Technology Consulting Service Agreement dated April 20, 2017, between CX Network and Shenzhen CX (the “Consulting Service Agreement”), CX Network is the exclusive technology consulting service provider to Shenzhen CX to provide research and development support to related software and technology, responsible for computer network equipment, web design, monitor, test and security, in charge of the network maintenance, repair and security; applications development and market study, etc. Pursuant to the Consulting Service Agreement, Shenzhen CX agreed to pay a service fee to CX Network at a range of 90% to 100% of the monthly gross profit of Shenzhen CX based on certain factors set forth in the agreement, and Shenzhen CX agreed not to engage any third party for any of its technology consulting services provided under the agreement without the written consent of CX Network. In addition, Shenzhen CX has agreed not to establish any business cooperation with any third party without a written consent of CX Network and CX Network and/or its affiliates are entitled to a right of first refusal to cooperate with Shenzhen CX under the same conditions. This Agreement is valid for a term of 10 years subject to any extension requested by CX Network unless terminated by CX Network unilaterally prior to the expiration.

Management Agreement

Pursuant to the terms of certain Management Agreement dated April 20, 2017, among CX Network, Shenzhen CX and the shareholders of Shenzhen CX (the “Management Agreement”), Shenzhen CX has agreed to subject the operations and management of its business to the control of CX Network. According to the Management Agreement, Shenzhen CX is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the CX Network’s written approval. CX Network has agreed to provide necessary financial supports whenever Shenzhen CX has operational difficulties. The shareholders of Shenzhen CX have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Shenzhen CX to CX Network without consideration. This Agreement is valid for a term of 10 years unless terminated earlier by CX Network with a 30-day written notice, provided that CX Network can extend the agreement before its expiration.

F-7

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Irrevocable Powers of Attorney

The shareholders of Shenzhen CX have each executed an irrevocable power of attorney, dated April 20, 2017, to appoint CX Network as their exclusive attorneys-in-fact to vote on their behalf on all Shenzhen CX’s matters requiring shareholder approval. The term of each power of attorney is valid for 10 years but may be extended upon CX Network’s request.

Exclusive Option Agreement

Pursuant to the terms of certain Exclusive Option Agreement dated April 20, 2017, among CX Network, Shenzhen CX, and the shareholders of Shenzhen CX (the “Exclusive Option Agreement”), the shareholders of Shenzhen CX granted CX Network or its designees an irrevocable and exclusive purchase option at RMB 10 (the “Option”) to purchase Shenzhen CX’s all equity interests and/or assets at a purchase price of RMB 10, 000 subject to an adjustment to the amount equal to 1% of the evaluation of the total equity interest or asset of Shenzhen CX if such evaluation is required under the applicable PRC laws and regulations. The Option is exercisable at any time at CX Network’s discretion in full or in part, to the extent permitted by PRC law. In the event that CX Network chooses to exercise only a portion of the Option, the purchase price shall be determined pro rata based on the portion of the equity interest and assets that CX Network desires to purchase. The Option is transferrable in full or in part by CX Network. Shenzhen CX has agreed without the written consent of CX Network, not to, among others, (i) amend its articles of incorporation; (ii) increase or decrease its registered capital or change its capital structure; (iii) transfer, dispose or pledge its material assets, business, profit or interest; (iv) provide loan or credit to any third party; or (v) enter into material contract or carry any debt out of the ordinary course of business. It further agrees to maintain good standing during the term of the Exclusive Option Agreement. The Exclusive Option Agreements is valid until that it is terminated by CX Network with 30 days written notice or all Shenzhen CX’s equity interest and assets are transferred to CX Network or its third party designee.

Equity Pledge Agreement

Pursuant to the terms of certain Equity Pledge Agreement dated April 20, 2017, among CX Network and the shareholders of Shenzhen CX (the “Pledge Agreement”), the shareholders of Shenzhen CX pledged all of their equity interests in Shenzhen CX to CX Network, including the proceeds thereof, to guarantee Shenzhen CX’s performance of its obligations under the Management Agreement, the Consulting Service Agreement and the Exclusive Option Agreement (collectively, the “Agreements”). If Shenzhen CX or its shareholders breach its respective contractual obligations under any Agreement, or cause to occur one of the events regards as an event of default under any Agreement, CX Network, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Shenzhen CX. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without CX Network’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled unless terminated upon 30 days written notice by CX Network.

Intellectual Property License Agreement

Pursuant to the terms of certain intellectual property license agreement dated April 20, 2017 between the  CX Network and Shenzhen CX (the “IP License Agreement”), the CX Network is entitled to receive (i) a non-assignable, exclusive, and revocable license to certain registered trademarks owned by Shenzhen CX for use in connection with the goods or services approved by Shenzhen CX’s registered trademarks, and (ii) a license to all of Shenzhen CX’s copyrights, use and exploitation rights of Shenzhen CX’s computer software products, including resale rights and rights in and to any and all associated media.

The term of the IP License Agreement is 10 year from April 20, 2017 to April 20, 2027. The IP License Agreement can be renewed subject to a renewal notice from CX Network 2 months prior to its expiration. Additionally, both parties can terminate this IP License Agreement if either party commits a material breach and fails to cure such breach after 10 days of receiving the notice to cure from the other party. The License contains certain quality control requirements, branding and advertising guidelines and approval processes that CX Network is required to maintain.

Upon executing the above agreements, Shenzhen CX is considered a Variable Interest Entity (“VIE”) and CX Network is the primary beneficiary. Accordingly, Shenzhen CX is consolidated into CX Network under the guidance of FASB Accounting Standards Codification (“ASC”) 810, Consolidation.

F-8

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks in relation to the VIE structure

If CX Cayman’s ownership structure and contractual arrangements are found to be in violation of any PRC laws or regulations, or if CX Cayman is found to be required but failed to obtain any of the permits or approvals for its mobile apps development business, the relevant PRC regulatory authorities, including the Cyberspace Administration of China or the CAC, which regulates the mobile app service industry in China, Ministry of Commerce of PRC, or the MOFCOM, which regulates the foreign investment in China would have broad discretion in imposing fines or punishments upon us for such violations, including:

●	revoking the business and operating licenses of Shenzhen CX;

●	discontinuing or restricting any related-party transactions between Shenzhen CX and our affiliated entities;

●	imposing fines and penalties, or imposing additional requirements for our operations which we, Shenzhen CX or our affiliated entities may not be able to comply with;

●	revoking the preferential tax treatment available to us;

●	requiring us to restructure the ownership and control structure; or

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China, particularly the expansion of our business through strategic acquisitions.

As of the date of this prospectus, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of internet companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us or any other companies in the future. If any of the above fines or punishments is imposed on us, our business, financial condition and results of operations could be materially and adversely affected.

As of September 30, 2017 and 2016, the carrying amount and classification of the assets and liabilities in CX Cayman’s balance sheets that relate to CX Cayman’s VIE is as follows:

	September 30, 2017	September 30, 2016

ASSETS
Cash	$20,500	$21,066
Accounts receivable	1,164	154
Prepaid expenses	6,162	450
Other receivable	4,629	14,481
Total current assets of VIE	32,455	36,151
Property and equipment, net	98,447	7,841
Security deposits	36,404	-
Total non-current assets of VIE	134,851	7,841
Total assets of VIE	$167,306	$43,992

LIABILITIES
Accrued liabilities and other payables	$240,767	$38,260
Due to related parties	697,288	40,692
Total current liabilities of VIE	938,055	78,952
Total liabilities of VIE	$938,055	$78,952

F-9

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of CX Cayman, its subsidiaries, CX HK, CX Network, and its VIE, Shenzhen CX. All intercompany transactions and balances have been eliminated in the consolidation and all necessary adjustments have been made to present the financial statements in accordance with U.S. GAAP.

Immediately before and after the reorganization, the shareholders of Shenzhen CX controlled Shenzhen CX and the Company; therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

Going concern

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of September 30, 2017, the Company’s current liabilities exceeded the current assets, its accumulated deficit was approximately $1,550,000 and the Company has incurred losses since inception. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance us funds, or to invest in the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At September 30, 2017 and 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

F-10

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other the quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivable, prepaid expenses, accrued liabilities and other payables, and short-term loans approximate their fair market value based on the short-term maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to related party because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Risks and uncertainties

The Company’s operations are substantially carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations maybe substantially influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, or which have original maturities of three months or less when purchased.

F-11

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable

Accounts receivable primarily represents the cash due from third-party application stores and other payment channels, net of allowance for doubtful accounts. The Company makes estimates for the allowance for doubtful accounts based upon its assessment of various factors, including the age of accounts receivable balances, credit quality of third-party application stores and other payment channels, current economic conditions and other factors that may affect their ability to pay. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. At September 30, 2017 and 2016, the Company has determined the risk of uncollected receivable is remote.

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are computed based on cost, less their estimated residual value, if any, using the straight-line method over the estimated useful lives as follows:

Electronic equipment	3 years
Furniture and fixtures	3 years
Leasehold improvement	Shorter of the lease term or their economic lives

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion. The Company did not record any impairment charges for the years ended September 30, 2017 and 2016.

Advertising costs

Advertising costs are classified as selling expenses and are expensed in the period incurred and represent online marketing, including fees paid to search engines, and online and offline marketing. Advertising expense was $nil and $2,409 for the years ended September 30, 2017 and 2016, respectively.

F-12

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company utilizes ASC Topic 740, “Income taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 “Income taxes” clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations. The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2017 and 2016, the Company did not have any unrecognized tax benefits.

Revenue recognition

The Company currently recognizes revenue from users in the form of membership subscription and à la carte online credit purchases. Membership subscription is a service package which enables members to enjoy additional functions and privileges. Members pay in advance, primarily by using a debit card or through mobile app stores, and, subject to certain conditions identified in the Company’s terms and conditions, all purchases are final and nonrefundable. Fees collected, in advance for memberships subscription are deferred and recognized as revenue using the straight-line method over the terms of the applicable membership period, which primarily range from one to three months. Membership subscription revenue is insignificant for the years ended September 30, 2017 and 2016. à la carte online credit purchases are non-refundable and the risk passes to users when users pay for à la carte features. Revenue from the purchase of à la carte features is recognized upon users paying for the purchase. Revenue is recognized when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectability is reasonably assured. Revenue was recorded on a gross basis, net of surcharges and value added tax (“VAT”) of gross sales. The Company recorded revenue on a gross basis because the Company has the following indicators for gross reporting: is the primary obligor of the sales arrangements has latitude in establishing prices, has discretion in suppliers’ selection and assumes credit risks on receivables from customers.

Cost of revenues

Cost of revenues primarily includes bandwidth costs, professional expenses associated with maintenance of mobile platform, and labor costs.

F-13

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of Shenzhen CX and CX Network is the local currency, the Chinese Renminbi (“RMB”) as PRC is the primary economic environment in which they operate. The functional currency of CX HK is Hong Kong Dollar (the “HKD”). The Company’s subsidiaries or VIE with functional currency of RMB translate their operating results and financial positions into the U.S. dollar, the Company’s reporting currency. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income in the statement of stockholders’ equity. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Accumulated other comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the years ended September 30, 2017 and 2016 included net loss and unrealized loss from foreign currency translation adjustments.

Research and development expenses

Research and development expenses include salaries and benefits for research and development personnel, depreciation expenses associated with the research and development activities, and other related expenses associated with product development. The Company’s research and development activities primarily consist of the research and development of new features for its mobile platform and its self-developed mobile games. The Company has expensed all research and development expenses when incurred.

F-14

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Operating leases

The Company has adopted FASB Accounting Standard Codification, or ASC 840. If the lease terms meet one or all of the following four criteria, it will be classified as a capital lease, otherwise, it is an operating lease: (1) The lease transfers the title to the lessee at the end of the term; (2) the lease contains a bargain purchase option; (3) the lease term is equal to 75% of the estimated economic life of the leased property or more; (4) the present value of the minimum lease payment in the term equals or exceeds 90% of the fair value of the leased property.

Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease period.

Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services. This guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company does not expect a material impact on the consolidated financial statement upon the adoption of this ASU.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company does not expect a material impact on the consolidated financial statement upon the adoption of this ASU.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”. These amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

F-15

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 including Loan Guarantee Fees, Contract Costs, Provisions for Losses on Construction-Type and Production-Type Contracts, Disclosure of Remaining Performance Obligations, Disclosure of Prior Period Performance Obligations, Contract Modifications, Contract Asset vs. Receivable, Refund Liability, Advertising Costs, Fixed Odds Wagering Contracts in the Casino Industry, and Costs Capitalized for Advisors to Private Funds and Public Funds. The amendments in this ASU is effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted under certain circumstances. The amendments should be applied prospectively as of the beginning of the period of adoption. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

NOTE 2 – ACCOUNTS RECEIVABLE

At September 30, 2017 and 2016, accounts receivable consisted of the following:

	September 30, 2017	September 30, 2016
Accounts receivable	$1,164	$154
Allowance for doubtful accounts	-	-
	$1,164	$154

NOTE 3 – PROPERTY AND EQUIPMENT, NET

At September 30, 2017 and 2016, property and equipment consisted of the following:

	September 30, 2017	September 30, 2016
Office equipment	$53,837	$2,702
Furniture and fixtures	17,972	5,767
Leasehold improvement	41,692	-
Sub-total	113,501	8,469

Less: accumulated depreciation	(15,054)	(628)

Property and equipment, net	$98,447	$7,841

For the years ended September 30, 2017 and 2016, depreciation expense amounted to $14,105 and $642, respectively, and is included in general and administrative expenses, research and development expenses, and cost of revenues.

NOTE 4 – SHORT-TERM LOANS

During the year ended September 30, 2017, the Company borrowed $44,757 from an individual. The borrowed amount is unsecured, bearing no interest rate and due on demand. As of September 30, 2017, the balance of short-term loans was $44,757.

F-16

NOTE 5 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company and its subsidiaries file separate income tax returns.

Cayman Islands

CX Cayman is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, CX Cayman is not subject to tax on income or capital gains. In addition, upon payments of dividends by CX Cayman, no Cayman Islands withholding tax is imposed.

Hong Kong

CX HK is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. CX HK did not earn any income that was derived in Hong Kong for the years ended September, 2017 and 2016 and therefore, CX HK was not subject to Hong Kong profits tax for the periods reported.

PRC

The PRC’s statutory income tax rate is 25%. The Company’s subsidiary and VIE registered in PRC are subject to income tax rate of 25%, unless otherwise specified.

CX Network did not generate taxable income in the PRC for the years ended September 30, 2017 and 2016. Management estimated that CX Network will not generate any taxable income in the future.

Shenzhen CX was incorporated in the PRC. Shenzhen CX did not generate taxable income in the PRC for the years ended September 30, 2017 and 2016.

For the year ended September 30, 2017 and 2016, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2017 and 2016, the Company had $745,541 and $800,667 of net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2020.

The components of the Company’s deferred tax assets are as follows:

	September 30, 2017	September 30, 2016
Deferred tax assets	$574,600	$191,868
Less: Valuation allowance	(574,600)	(191,868)
Deferred tax assets, net	$-	$-

NOTE 6 – STOCKHOLDERS’ EQUITY

During the year ended September 30, 2016, Shenzhen CX received RMB 5,000,000 ($767,256) from the owners which represented the entire registered and invested capital the Company had as of September 30, 2016.

F-17

NOTE 7 – RELATED PARTY TRANSACTIONS

The related parties consist of the following:

Name of Related Party	Nature of Relationship
Jiyin Li	Chairman
Huibin Su	Chief Executive Officer and Chief Financial Officer
Chaoran Zhang	Significant Shareholder of Shenzhen CX
Mingchan Ou	Prior Executive Director of Shenzhen CX (resigned on November 26, 2016)

Due to related parties

Due to related parties consist of the following:

	September 30, 2017	September 30, 2016
Jiyin Li	$178,826	$-
Huibin Su	300,341	32,433
Chaoran Zhang	219,400	-
Mingchan Ou	-	8,259
Total	$698,567	$40,692

The balance of due to related parties represents expense paid by related parties on behalf of the Company and the loans the Company obtained from related parties for working capital purpose. The loans owed to the related parties are interest free, unsecured and repayable on demand. The Company does not have any formal arrangement with its management or related parties to provide financing. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance the Company funds, or to invest in it.

During the years ended September 30, 2017 and 2016, the Company obtained loans from the above related parties in the amount of $862,184 and $38,264, respectively, and made repayment to them in the amount of $219,648 and $0, respectively.

During the years ended September 30, 2017 and 2016, Huibin Su made $8,088 of repayment and $2,506 for the purchase of property and equipment, respectively, on behalf of the Company.

NOTE 8 – COMMITMENTS

Operating Leases

The Company has entered into several tenancy agreements for the lease of offices and staff dormitory.

The rental expenses were $115,167 and $19,891 for the years ended September 30, 2017 and 2016, respectively. As of September 30, 2017, the Company was obligated under non-cancellable operating leases minimum payments for the next five years as follows:

	2018	2019	2020	2021	2022	Thereafter
Operating lease commitment	$226,762	$96,637	$-	$-	$-	$-

NOTE 9 – SUBSEQUENT EVENTS

In July 2017, Shenzhen CX signed an investment cooperative agreement (the “Cooperative Agreement”) with an investment management company in Guangzhou, China (the “Guangzhou Investment Co.”). Pursuant to the Cooperative Agreement, the Guangzhou Investment Co. obtained the right to form a private equity fund for the purposes of raising RMB 40,000,000 (approximately $6,011,000) to invest in Shenzhen CX and obtain 12.12% of the ownership of Shenzhen CX. Guangzhou Investment Co. agreed to pay Shenzhen CX RMB 1,000,000 (approximately $150,000) as the deposit for the Cooperative Agreement and the deposit will be forfeited if it is not able to successfully raise the required amount stated in the agreement. As of September 30, 2017, the deposit received was included in accrued liabilities and other payable, in the consolidated balance sheets. The Cooperative Agreement expired on January 7, 2018 and the Guangzhou Investment Co. did not raise the money for Shenzhen CX, as such, and the deposit was forfeited and will be recorded as the other income by the Company.

During the three months ended December 31, 2017, the registered capital of Shenzhen CX was increased by RMB 6,040,100 ($928,332) as a result of reduction in related party loans.

F-18

CX NETWORK GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2018	2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$33,866	$35,456
Accounts receivable	6,379	1,164
Prepaid expenses	12,094	11,350
Other receivable	3,878	5,210
Total Current Assets	56,217	53,180

Property, plant and equipment, net	59,004	98,447
Security deposits	-	36,404
Total Non-current Assets	59,004	134,851
Total Assets	$115,221	$188,031

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Due to related parties	$225,976	$698,567
Accrued liabilities and other payables	116,724	242,468
Note payable	150,000	-
Short-term loans	44,757	44,757
Total Current Liabilities	537,457	985,792

Total Liabilities	537,457	985,792

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none issued and outstanding
Common stock, $.0001 par value, 20,000,000 shares authorized; 20,003,337 shares issued and 19,836,670 outstanding at March 31, 2018; 5,350,000 shares issued and outstanding at September 30, 2017	1,984	535
Treasury stock, at cost, 166,667 and 0 shares at March 31, 2018 and September 30, 2017, respectively	(250)	-
Additional paid-in capital	1,431,088	766,721
Accumulated deficit	(1,817,236)	(1,546,324)
Accumulated other comprehensive loss	(37,822)	(18,693)

Total Stockholders’ Deficit	(422,236)	(797,761)

Total Liabilities and Stockholders’ Deficit	$115,221	$188,031

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-19

CX NETWORK GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2018	2017	2018	2017

REVENUES	$204,330	$15,049	$434,189	$15,389
COST OF REVENUES	12,004	7,911	33,257	12,443
GROSS PROFIT	192,326	7,138	400,932	2,946

OPERATING EXPENSES:
Selling expenses	76,154	-	90,506	12,953
General and administrative expenses	78,510	64,804	337,959	120,633
Research and development expenses	212,683	36,721	342,549	48,999
Total Operating Expenses	367,347	101,525	771,014	182,585

LOSS FROM OPERATIONS	(175,021)	(94,387)	(370,082)	(179,639)

OTHER INCOME (EXPENSES)	99,492	(209)	99,170	(139)

LOSS BEFORE INCOME TAXES	(75,529)	(94,596)	(270,912)	(179,778)

INCOME TAXES	-	-	-	-

NET LOSS	$(75,529)	$(94,596)	$(270,912)	$(179,778)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	1,128	(457)	(19,129)	1,782

COMPREHENSIVE LOSS	$(74,401)	$(95,053)	$(290,041)	$(177,996)

NET INCOME PER COMMON SHARE
Basic & Diluted	$(0.01)	$(0.02)	$(0.04)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic & Diluted	7,140,487	5,350,000	6,225,568	5,350,000

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-20

CX NETWORK GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

			Treasury Stock,		Additional		Accumulated Other	Total
	Common Stock		at cost		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

Balance, September 30, 2016	5,350,000	$535	-	$-	$766,721	$(800,783)	$(1,433)	$(34,960)

Net loss	-	-	-	-	-	(745,541)	-	$(745,541)

Foreign currency translation adjustment	-	-	-	-	-	-	(17,260)	$(17,260)

Balance, September 30, 2017	5,350,000	$535	-	$-	$766,721	$(1,546,324)	$(18,693)	$(797,761)

Shares issued in reverse merger	14,486,670	$1,449	166,667	$(250)	$(263,965)	-	-	$(262,766)

Capital contribution from stockholders	-	-	-	-	928,332	-	-	$928,332

Net loss	-	-	-	-	-	(270,912)	-	$(270,912)

Foreign currency translation adjustment	-	-	-	-	-	-	(19,129)	$(19,129)

Balance, March 31, 2018	19,836,670	$1,984	166,667	$(250)	$1,431,088	$(1,817,236)	$(37,822)	$(422,236)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-21

CX NETWORK GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(270,961)	$(179,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	22,559	1,395
Loss (gain) on disposal of property and equipment	26,380	(15)
Changes in operating assets and liabilities:
Accounts receivable	(4,983)	(2,614)
Prepaid expenses	(200)	(4,907)
Other receivable	1,545	(9)
Security deposits, non-current	37,350	(20,005)
Accrued liabilities and other payables	(205,378)	(14,443)

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(393,688)	(220,376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in reverse merger	145	-
Proceeds from disposal of property and equipment	31	204
Purchase of property and equipment	(5,096)	(9,913)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(4,920)	(9,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to related party	(223,562)	(9,675)
Proceeds from related parties	619,577	222,281

NET CASH PROVIDED BY FINANCING ACTIVITIES	396,015	212,606

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,003	(593)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,590)	(18,072)

CASH AND CASH EQUIVALENTS - beginning of period	35,456	21,066

CASH AND CASH EQUIVALENTS - end of period	$33,866	$2,994

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash transactions:
Repayment made by related party	$-	$8,031
Capital contribution in the form of reduction of related party loans	$928,332	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-22

CX Network Group, Inc.

Notes to the Consolidated Financial Statements

March 31, 2018

(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated in the State of Florida on September 3, 2010 under the name of “mLight Tech, Inc.” (“MLGT”). On July 11, 2017, MLGT merged with and into CX Network, Group, Inc., a Nevada corporation, with CXKJ as the surviving corporation that operates under the name “CX Network Group, Inc.” (the “Name Change”), pursuant to an agreement and plan of merger (the “Merger Agreement”) dated July 3, 2017.

Pursuant to the Merger Agreement, immediately after the effective time of the Merger, the Company’s corporate existence is governed by the laws of the State of Nevada and the Articles of Incorporation and bylaws of CXKJ (the “Domicile Change”), and each outstanding share of MLGT’s common stock, par value $0.0001 per share was converted into 0.0667 outstanding share of common stock of CXKJ, par value $0.0001 per share at a one-for-fifteen reverse split ratio (the “Reverse Stock Split”) which resulted in reclassification of capital from par value to capital in excess of par value. Immediately prior to the effectiveness of the reverse stock split, we had 217,300,000 shares of common stock of MLGT issued and outstanding. Immediately upon the effectiveness of the reverse stock split, we had 14,486,670 shares of common stock of CXKJ issued and outstanding. All share and per share data for the six months ended March 31, 2018 and comparative periods included within our consolidated financial statements and related footnotes have been adjusted to account for the effect of the Reverse Stock Split.

The Name Change, Domicile Change, and Reverse Stock Split went effective on June 12, 2017. Subsequently, the Company’s trading symbol for its common stock was changed to “CXKJ” and the new CUSIP number is 12672T 108.

On March 20, 2018, CXKJ entered into a share exchange agreement (the “Share Exchange”) with Chuangxiang Holdings Inc. (“CX Cayman”). Under the Share Exchange, CX Network Group, Inc. issued an aggregate of 5,350,000 shares of common stock, par value $0.0001 per share to the shareholders of CX Cayman in exchange for 100% of the issued and outstanding equity securities of CX Cayman. The Share Exchange was closed on March 20, 2018. As a result of the Share Exchange, CX Cayman became the Company’s wholly-owned subsidiary.

CX Cayman was incorporated on February 4, 2016 under the laws of Cayman Islands.

Chuangxiang (Hong Kong) Holdings Limited (“CX HK”) was incorporated on February 23, 2016 and became CX Cayman’s wholly owned subsidiary on December 1, 2016. CX HK operates through its subsidiary, Shenzhen Chuangxiang Network Technology (Shenzhen) Limited (“CX Network”). CX Network was incorporated by CX HK on April 12, 2016 under the laws of People’s Republic of China (“PRC”) as a wholly foreign owned enterprise.

Shenzhen Chuangxiang Network Technology Limited (“Shenzhen CX”) is a limited liability company formed under the laws of the People’s Republic of China on August 14, 2015. Shenzhen CX became a variable interest entity (“VIE”) of CX Network through a series of contractual arrangements entered into on April 20, 2017. CX Network controls Shenzhen CX through agreements and arrangements that absorbs operating risk, as if Shenzhen CX is a wholly owned subsidiary of CX Network. Shenzhen CX is engaged in the business of developing and operating membership-based social network, dating and mobile gaming, and interactive live broadcast platforms.

F-23

The transaction has been treated as a recapitalization of CX Cayman and its subsidiaries, with CXKJ (the legal acquirer of CX Cayman and its subsidiaries) considered the accounting acquiree, and CX Cayman (the legal acquiree) considered the accounting acquirer. Accordingly, CX Cayman’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and CXKJ’s assets, liabilities and results of operations will be consolidated with CX Cayman effective as of the date of the closing of the Share Exchange (March 20, 2018). The Company did not recognize goodwill or any intangible assets in connection with the transaction. All costs related to the transaction are being charged to operations as incurred. CX Cayman received cash of $145 and assumed $262,911 liabilities upon execution of the Share Exchange. The 5,350,000 shares of common stock issued in conjunction with the Share Exchange have been presented as outstanding for all periods.

As used in this report, unless otherwise indicated, the terms “we” and “us” refer to CX Network Group, Inc., a Nevada corporation (previously known as “mLight Tech, Inc.”, a Florida corporation,), its owned subsidiary CX Cayman, Chuangxiang (Hong Kong) Holdings Limited (“CX HK”), Chuangxiang Network Technology (Shenzhen) Limited (“CX Network”) and Shenzhen Chuangxiang Network Technology Limited (“Shenzhen CX”), which is controlled by us via various contracts.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, the consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the six months ending March 31, 2018, or for any subsequent period. These interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended September 30, 2017 included in the Form 8-K filed with the SEC on March 23, 2018.

GOING CONCERN

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and cash equivalents and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of March 31, 2018, the Company’s current liabilities exceeded the current assets, its accumulated deficit was approximately $1,817,000 and the Company has incurred losses since inception. None of the Company’s stockholders, officers or directors, or third parties, are under any obligation to advance us funds, or to invest in the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

NOTE 3 – ACCOUNTS RECEIVABLE

At March 31, 2018 and September 30, 2017, accounts receivable consisted of the following:

	March 31, 2018	September 30, 2017
Accounts receivable	$6,379	$1,164
Allowance for doubtful accounts	-	-
	$6,379	$1,164

F-24

NOTE 4 – PROPERTY AND EQUIPMENT, NET

At March 31, 2018 and September 30, 2017, property and equipment consisted of the following:

	March 31, 2018	September 30, 2017
Office equipment	$59,758	$53,837
Furniture and fixtures	19,390	17,972
Leasehold improvement	-	41,692
Sub-total	79,148	113,501

Less: accumulated depreciation	(20,144)	(15,054)

Property and equipment, net	$59,004	$98,447

For the six months ended March 31, 2018 and 2017, depreciation expense amounted to $22,559 and $1,395, respectively, which is included in general and administrative expenses, research and development expenses and cost of revenues. For the six months ended March 31, 2018, the Company disposed certain leasehold improvement, resulting in a loss on disposal of property and equipment of $26,380, which is included in other expenses.

NOTE 5 – SHORT-TERM LOANS

As of March 31, 2018 and September 30, 2017, the balance of the short-term loans was $44,757. The amount represents loans borrowed from an individual and is unsecured, no interest bearing and due on demand.

NOTE 6 – NOTE PAYABLE

On April 19, 2017, the Company entered into a securities purchase agreement (the “Debenture Purchase Agreement”) pursuant to which the Company issued and sold in a private placement to a non-U.S. person series A convertible debenture in an aggregate principal amount of $150,000 (the “Debenture”) with a 8% annual interest convertible into shares of Common Stock at price of $0.15 per share. The note is due on April 18, 2018. For the six months ended March 31, 2018, the Company recorded interest expense of $5,984 related to the Debenture. As of March 31, 2018, the balance of the note payable was $150,000.

NOTE 7 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company and its subsidiaries file separate income tax returns.

United States

CXKJ is incorporated in the State of Nevada and is subject to the United States federal income tax. No provision for income taxes in the U.S. has been made as the Company has no U.S. taxable income for the six months ended March 31, 2018 and 2017.

Cayman Islands

CX Cayman is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, CX Cayman is not subject to tax on income or capital gains. In addition, upon payments of dividends by CX Cayman, no Cayman Islands withholding tax is imposed.

Hong Kong

CX HK is incorporated in Hong Kong and Hong Kong’s profits tax rate is 16.5%. CX HK did not earn any income that was derived in Hong Kong for the six months ended March 31, 2018 and 2017 and therefore, CX HK was not subject to Hong Kong profits tax for the periods reported.

PRC

The PRC’s statutory income tax rate is 25%. The Company’s subsidiary and VIE registered in PRC are subject to income tax rate of 25%, unless otherwise specified.

CX Network did not generate taxable income in the PRC for the six months ended March 31, 2018 and 2017. Management estimated that CX Network will not generate any taxable income in the future.

Shenzhen CX was incorporated in the PRC. Shenzhen CX did not generate taxable income in the PRC for the six months ended March 31, 2018 and 2017.

F-25

For the six months ended March 31, 2018 and 2017, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, a full valuation allowance has been provided against the Company’s deferred income tax assets due to the uncertainty of the realization of any tax assets.

NOTE 8 – STOCKHOLDERS’ EQUITY

Under the Share Exchange, each outstanding share of CX Cayman common stock shall be transferred, conveyed and delivered to CXKJ in exchange for 5,350,000 newly issued shares of common stock of CXKJ. As a result of the Share Exchange, as of March 20, 2018, CXKJ had 20,000,000 shares of common stock authorized, of which 20,003,337 were issued and 19,836,670 outstanding.

During the six months ended March 31, 2018, the registered capital of Shenzhen CX was increased by RMB 6,040,100 (approximately $928,000) as a result of reduction in related party loans (also see Note 10).

NOTE 9 – OVER-ISSUANCE

In connection with the closing of the Share Exchange on March 20, 2018, the Company over-issued 3,585 shares of common stock to Golden Fish, one of the two shareholders of CX Cayman immediately prior to the closing of the Share Exchange. On June 25, 2018, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized common shares from 20,000,000 to 40,000,000 and subsequently cured the over-issuance of 3,585 shares of common stock to Golden Fish. On July 19, 2018, Golden Fish entered into an agreement with the Company to waive any legal claim or indemnification rights it may have under the Share Exchange or as permitted under applicable law in connection with the over-issuance of 3,585 shares of common stock from March 20, 2018 until June 25, 2018.

Also see Note 12.

NOTE 10 – RELATED PARTY TRANSACTIONS

The related parties consist of the following:

Name of Related Party	Nature of Relationship
Jiyin Li	Chairman
Huibin Su	Chief Executive Officer and Chief Financial Officer
Chaoran Zhang	Significant Shareholder of Shenzhen CX
Zizhong Huang	Chief Operating Officer

Due to related parties

Due to related parties consist of the following:

	March 31, 2018	September 30, 2017
Jiyin Li	$1,279	$178,826
Huibin Su	224,697	300,341
Chaoran Zhang	-	219,400
Total	$225,976	$698,567

F-26

The balance of due to related parties represents expense paid by related parties on behalf of the Company and the loans the Company obtained from related parties for working capital purpose. The loans owed to the related parties are interest free, unsecured and repayable on demand.

During the six months ended March 31, 2018 and 2017, the Company obtained loans from the above related parties in the amount of $619,577 and $222,281, respectively, and made repayment to Huibin Su in the amount of $223,562 and $9,675, respectively.

During the six months ended March 31, 2017, Huibin Su made $8,031 of repayment on behalf of the Company.

During the six months ended March 31, 2018, payables due to related parties in the amount of $928,332 were waived by above related parties as a form of registered capital increase in Shenzhen CX.

NOTE 11 – OTHER INCOME

In July 2017, Shenzhen CX signed an investment cooperative agreement (the “Cooperative Agreement”) with an investment management company in Guangzhou, China (the “Guangzhou Investment Co.”). Pursuant to the Cooperative Agreement, the Guangzhou Investment Co. obtained the right to form a private equity fund for the purposes of raising RMB 40,000,000 (approximately $6,011,000) to invest in Shenzhen CX and obtain 12.12% of the ownership of Shenzhen CX. Guangzhou Investment Co. agreed to pay Shenzhen CX RMB 1,000,000 (approximately $150,000) as the deposit for the Cooperative Agreement and the deposit will be forfeited if it is not able to successfully raise the required amount stated in the agreement. As of September 30, 2017, the deposit received was included in accrued liabilities and other payable in the consolidated balance sheets. The Cooperative Agreement expired on January 7, 2018 and the Guangzhou Investment Co. did not raise the money for Shenzhen CX, as such, and the deposit was forfeited and recorded as the other income in the consolidated statements of operations.

NOTE 12 – SUBSEQUENT EVENTS

On April 20, 2018, pursuant to a Debenture Purchase Agreement entered into on April 19, 2017, in which the Company agrees to issue and sell in a private placement to a non-U.S. person (the “Purchaser”) a series A convertible debenture in an aggregate principal amount of $150,000 (the “Debenture”) with a 8% annual interest convertible into shares of common stock, par value $.0001 per share (the “Conversion Shares”) at price of $.15 per share to the Purchaser, the Purchaser presented conversion notice to convert the Debenture with 8% annual interest into 1,080,000 Conversion Shares. The Company did not issue the 1,080,000 conversion shares due to the insufficient common shares in its authorized capital until June 25, 2018, the date the Company increased its authorized capital from 20,000,000 shares of common stock to 40,000,000 shares of common stock and issued 1,080,000 shares to the Purchaser’s designated transferees. On July 19, 2018, the Company entered into a waiver agreement with the Purchaser pursuant to which the Purchaser agrees to waive any legal claim or indemnification rights it may have under the Debenture Purchase Agreement and Debenture or as permitted under applicable law including additional interests or penalties in connection with the insufficiency in reservation of underlying common shares in its then authorized capital from March 20, 2018 until June 25, 2018.

On June 25, 2018, the Company increased its authorized capital from 25,000,000 shares consisting of 20,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share to 50,000,000 shares consisting of 40,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

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PART II

INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC registration fees.

SEC registration fee	$197.96
Printing expenses	$10,000.00
Fees and expenses of counsel for the Company	$50,000.00
Fees and expenses of accountants for Company	$3,000.00
Blue Sky fees and expenses	$5,000.00
Miscellaneous	$5,000.00
*Total	$73,197.96

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (NRS).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification

 ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise: (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

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On January 9, 2015, the Company and the individual debt holder of the three promissory notes totaling $133,000, mutually agreed to extend the payment due date of the Notes due on March 31, 2017. On December 19, 2016, the parties mutually agreed to further extend the maturity date to December 31, 2017. The extension provided for the notes bearing the same terms upon maturity, the unpaid principal and accrued interest due in full as a balloon payment. On March 31, 2017, the original individual debt holder transferred the three notes to three different individuals. The Company and the three individual debt holders mutually agreed to revise the Notes maturity date to June 30, 2017 and waived all outstanding interest on the Notes. During the current fiscal year, the Company made no cash payments towards the Notes. On April 19, 2017, the Company entered into a note conversion agreement with three note holders to convert their promissory notes issued by the Company into the Company’s common stock. As a result, we issued approximately 866,668  shares to the converters (given the effect of the Reverse Stock Split) pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506 and/or Regulation S promulgated thereunder.

On March 31, 2017, in connection with the spinoff of Ding King, MLGT issued three Notes for an aggregate amount of $133,000, with a 5% annual interest rate. On April 19, 2017, the noteholders converted the outstanding principal amounts of their Notes into an aggregate number of 13,300,000 shares of Common Stock of MLGT at a conversion price of $.01 per share. In addition, all the noteholders agreed to waive their rights to receive the payment of accrued and outstanding interest under the Notes.

On April 19, 2017, the Company issued series A Convertible Debenture to a purchaser in an aggregate principal amount of $150,000 with a 8% interest convertible into shares of Common Stock, par value $.0001 per share at price of $.01 per share.

On March 20, 2018, the Company issued 5,350,000 shares of Common Stock to the former stockholders of CX Cayman in exchange of 100% equity interest in CX Cayman pursuant to the Share Exchange Agreement.

On April 25, 2018, the holder of Debenture converted the Debenture with 8% annual interest into 1,080,000 Conversion Shares. The Notes, the shares of Common Stock issued to the Noteholders upon conversion of the Notes, the Debenture issued to the purchaser and the shares issued to the former shareholders of CX Cayman by the Company are issued pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 and/or Regulation S promulgated thereunder.

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Item 16. Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement dated March 20, 2018, by and among CXKJ, CX Cayman and stockholders of CX Cayman (incorporated by reference to Exhibit 2.1 of our Form 8-K filed with the SEC on March 23, 2018).
2.2	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on July 6, 2017).
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on July 6, 2017).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on July 6, 2017).
5.1.	Opinion of Hunter Taubman Fischer & Li LLC
10.1	Subscription Agreement (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form S-1 filed with the SEC on July 24, 2018).
10.2	Exclusive Technology Consulting Service Agreement dated April 20, 2017, by and among CX Network, Shenzhen CX and Stockholders of Shenzhen CX (incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on March 23, 2018).
10.3	Management Agreement dated April 20, 2017, by and among CX Network, Shenzhen CX and Stockholders of Shenzhen CX (incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on March 23, 2018).
10.4	Form of Stockholders’ Voting Proxy Agreements dated April 20, 2017, by and among CX Network, Shenzhen CX, and Stockholders of Shenzhen CX (incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the SEC on March 23, 2018).
10.5	Exclusive Purchase Option Agreement dated April 20, 2017, by and among CX Network, Shenzhen CX and Stockholders of Shenzhen CX (incorporated by reference to Exhibit 10.4 of our Form 8-K filed with the SEC on March 23, 2018).
10.6	Shares Pledge Agreement dated April 20, 2017, by and among CX Network, Shenzhen CX and Stockholders of Shenzhen CX (incorporated by reference to Exhibit 10.5 of our Form 8-K filed with the SEC on March 23, 2018).
10.7	Intellectual Property Rights License Contract dated April 20, 2017, between Shenzhen CX and CX Network (incorporated by reference to Exhibit 10.6 of our Form 8-K filed with the SEC on March 23, 2018).
10.8	Spin-off Agreement dated March 31, 2017 by and among mLight Tech, Inc., The Ding King Training Institute, Inc. and Todd Sudeck (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on April 5, 2017).
10.9	Securities Purchase Agreement by and among mLight Tech, Inc., Todd Sudeck and certain purchasers as set forth on Exhibit A thereof (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on April 5, 2017).
16.1	Letter from HASKELL & WHITE LLP (incorporated by reference to Exhibit 16.1 of our Form 8-K filed with the SEC on March 23, 2018).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of our Registration Statement on Form S-1 filed with the SEC on July 24, 2018).
23.1	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1 hereto).
23.2	Consent of MaloneBailey, LLP (incorporated by reference to Exhibit 23.2 of our Registration Statement on Form S-1 filed with the SEC on July 24, 2018).

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenzhen, China, on August 9, 2018.

CX Network Group, Inc.

By:	/s/ Huibin Su
Huibin Su
Chief Executive Officer, and Chief Financial Officer Principal Executive Officer and Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CEO her true and lawful attorney-in-fact, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Huibin Su	Chief Executive Officer, Chief Financial Officer and Director	August 9, 2018
Huibin Su

/s/ Jiyin Li	Director	August 9, 2018
Jiyin Li

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